Amendment No. 1 dated August 17, 2012 to PRODUCT SUPPLEMENT For Auto-Callable Securities (To Prospectus dated November 21, 2011)	Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-178081

GLOBAL MEDIUM-TERM NOTES, SERIES F
Senior Notes

Auto-Callable Securities
Linked to One or More Indices or Shares

We, Morgan Stanley, may offer from time to time auto-callable securities that are linked to one or more indices or shares. The specific terms of any such auto-callable securities that we offer, including the name(s) of the underlying index or indices or share or shares, will be included in the applicable pricing supplement. If the terms described in the applicable pricing supplement are inconsistent with those described in this product supplement for auto-callable securities, in any accompanying index supplement or in the accompanying prospectus, the terms described in the applicable pricing supplement will prevail. In this product supplement for auto-callable securities, we refer to the auto-callable securities as the securities. The securities will have the following general terms:

•      The securities are unsubordinated unsecured obligations of ours and do not guarantee any return of principal at maturity.

•      Based upon the change in value of the underlying index or indices or share or shares, the securities may pay an amount in cash that may be more or less than the principal amount of each security prior to or at maturity, respectively.
• The securities will be held in global form by The Depository Trust Company, unless the applicable pricing supplement provides otherwise.

The applicable pricing supplement will describe the specific terms of the securities, including any changes to the terms specified in this product supplement. See “Description of Auto-Callable Securities” on page S-38..

Investing in the securities involves risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page S-32.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this product supplement, any accompanying index supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Morgan Stanley & Co. LLC, our wholly-owned subsidiary, has agreed to use reasonable efforts to solicit offers to purchase these securities as our agent. The agent may also purchase these securities as principal at prices to be agreed upon at the time of sale. The agent may resell any securities it purchases as principal at prevailing market prices, or at other prices, as the agent determines.

Morgan Stanley & Co. LLC may use this product supplement, the applicable pricing supplement, any accompanying index supplement and the accompanying prospectus in connection with offers and sales of the securities in market-making transactions.

These securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

MORGAN STANLEY
August 17, 2012

For a description of certain restrictions on offers, sales and deliveries of the securities and on the distribution of this product supplement, any accompanying index supplement and the accompanying prospectus relating to the securities, see the section of this product supplement called “Plan of Distribution (Conflicts of Interest).”

No action has been or will be taken by us, the agent or any dealer that would permit a public offering of the securities or possession or distribution of this product supplement, any accompanying index supplement or the accompanying prospectus in any jurisdiction, other than the United States, where action for that purpose is required. None of this product supplement, any accompanying index supplement nor the accompanying prospectus may be used for the purpose of an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

The securities have not been and will not be registered with the Comissão de Valores Mobiliários (The Brazilian Securities Commission). The securities may not be offered or sold in the Federative Republic of Brazil except in circumstances which do not constitute a public offering or distribution under Brazilian laws and regulations.

The securities have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the securities or distribution of this product supplement, any accompanying index supplement or the accompanying prospectus may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

WARNING: The contents of this product supplement, any accompanying index supplement and the accompanying prospectus have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this product supplement, any accompanying index supplement or the accompanying prospectus, you should obtain independent professional advice.

None of this product supplement, any accompanying index supplement, the accompanying prospectus and their contents have been reviewed by any regulatory authority in Hong Kong. Accordingly, no person may issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the securities, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the applicable securities law of Hong Kong) other than with respect to the securities which are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Chapter 571 of Hong Kong) and any rules made under that Ordinance.

The securities have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico. This product supplement, any accompanying index supplement and the accompanying prospectus may not be publicly distributed in Mexico.

None of this product supplement, any accompanying index supplement and the accompanying prospectus have been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, none of this product supplement, any accompanying index supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA. Where securities are subscribed or purchased under Section 275 by a relevant person which is:

(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interests (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 except:

(1)  to an institutional investor (for corporations under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

(2)  where no consideration is or will be given for the transfer; or

(3)  where the transfer is by operation of law.

You should rely only on the information contained or incorporated by reference in this product supplement, any accompanying index supplement, the accompanying prospectus and any applicable pricing supplement. We have not authorized anyone else to provide you with different or additional information. We are offering to sell these securities and seeking offers to buy these securities only in jurisdictions where offers and sales are permitted. As used in this product supplement, the “Company,” “we,” “us,” and “our” refer to Morgan Stanley.

SUMMARY

The following summary describes the auto-callable securities linked to one or more indices or shares that we, Morgan Stanley, may offer from time to time, in general terms only. You should read the summary together with the more detailed information contained in this product supplement, in any accompanying index supplement, in the accompanying prospectus and in the applicable pricing supplement. We may also prepare free writing prospectuses that describe particular issuances of auto-callable securities. Any free writing prospectus should also be read in connection with this product supplement, any accompanying index supplement and the accompanying prospectus. For purposes of this product supplement, any references to an applicable pricing supplement may also refer to a free writing prospectus, unless the context otherwise requires.

We will sell these securities primarily in the United States, but may also sell them outside the United States or both in and outside the United States simultaneously. The securities we offer under this product supplement are among the securities we refer to as our Series F medium-term notes. We refer to the offering of the Series F medium-term notes as our Series F program. See “Plan of Distribution (Conflicts of Interest)” in this product supplement.

Auto-Callable Securities

General terms of the securities
Unlike ordinary debt securities, the securities do not guarantee any return of principal at maturity. The securities generally do not pay interest, but may do so if so specified in the applicable pricing supplement. The securities will (i) be subject to automatic redemption prior to maturity depending on the closing value of the underlying asset(s) (whether one or more indices, shares of common stock or shares of an exchange-traded fund) on any determination date, for an early redemption payment specified for the relevant determination date and (ii) if not redeemed early prior to maturity, pay an amount of cash, at maturity, that is greater than, equal to or less than the stated principal amount depending on the value of the underlying asset(s) on the final determination date and over the term of the securities.

The securities may also be issued with a buffered payment at maturity. These securities will be subject to the same automatic redemption prior to maturity as described above, but, if not redeemed early prior to maturity, the payment at maturity will have a buffer against a specified level of negative performance of the underlying asset on the final determination date only. The payment at maturity on these securities will not depend on the value of the underlying asset over the term of the securities. If the applicable pricing supplement indicates that the securities are securities issued with a buffer amount, the provisions under “Description of Auto-Callable Securities—Payment at Maturity—for auto-callable buffered securities” will apply.

The examples provided in this summary below illustrate how the securities work by using an index or indices as the underlying asset(s) of the securities. We may also link the securities to shares of one or more common stocks, American depositary shares representing the ordinary shares of one or more underlying companies, or shares of one or more exchange-traded funds in addition to or in lieu of an index or indices, as more fully described in “Description of Auto-Callable Securities” below.

Bull Market Auto-Callable Securities
For securities that pay you a positive return if the underlying asset increases in value and expose you to risk of loss if the underlying asset decreases in value, which we refer to as “bull market auto-callable securities,” you will receive for each security that you hold an amount in cash depending on the value of the underlying asset(s) on the final determination date and over the term of the securities, determined as follows:
Bull Market Auto-Callable Securities Linked to a Single Index
Automatic early redemption
If the closing value of the underlying index on any determination date other than the final determination date is greater than the initial index value, the securities will be automatically redeemed for an early redemption payment specified for the applicable determination date in the applicable pricing supplement. The early redemption payment will be an amount of cash that is greater than the stated principal amount of the securities.

Payment at maturity
At maturity, if the securities have not previously been automatically redeemed, you will receive for each security that you hold an amount of cash which will vary depending on the value of the underlying index on the final determination date and over the term of the securities, as described below:

• If the final index value is greater than the initial index value: a fixed amount of cash specified in the applicable pricing supplement, which is greater than the stated principal amount

•  If the final index value is less than or equal to the initial index value but the index value has not declined to or below the specified trigger level at any time during the observation period: the stated principal amount

•  If the final index value is less than or equal to the initial index value and the index value has declined to or below the specified trigger level at any time during the observation period: the stated principal amount times the index performance factor where,

Because the index performance factor will be less than or equal to 1.0, this amount will be less than or equal to the stated principal amount per security and could be zero.
“stated principal amount,” “initial index value,” “final index value,” “index closing value,” “index value,” “trigger level,” and “observation period,” have the following meanings:

stated principal amount	= the stated principal amount per security payable on the maturity date, as specified in the applicable pricing supplement
initial index value	= the index closing value on the day we price the securities for initial sale to the public, which we refer to as the pricing date
final index value	= the index closing value on the final determination date
index closing value
=     the closing value of the underlying index or any successor index (as defined under “Description of Auto-Callable Securities—Discontinuance of Any Underlying Index; Alteration of Method of Calculation” below) published at the regular weekday close of trading on the relevant index business day. In certain circumstances, the index closing value will be based on the alternate calculation of the index described under “Description of Auto-Callable Securities—Discontinuance of Any Underlying Index; Alteration of Method of Calculation”

index value
=     the index value at any time on any day during the observation period will equal the value of the underlying index published at such time on such day under the applicable Bloomberg ticker symbol or any successor ticker symbol, or in the case of any successor index, the Bloomberg ticker symbol or successor ticker symbol for any such successor index

trigger level	= the level specified in the applicable pricing supplement
observation period
=     Unless otherwise specified in the applicable pricing supplement, the observation period is the period of regular trading hours on each index business day on which there is no market disruption event with respect to the underlying index during the period from but excluding the pricing date to and including the final determination date

Bull Market Auto-Callable Securities Linked to More Than One Index

Automatic early redemption
If the index closing values of each of the underlying indices on any determination date other than the final determination date are in each case greater than the respective initial index values, the securities will be automatically redeemed for an early redemption payment specified for the applicable determination date in the applicable pricing supplement. The early redemption payment will be an amount of cash that is greater than the stated principal amount of the securities.

Payment at maturity
At maturity, if the securities have not previously been automatically redeemed, you will receive for each security that you hold an amount of cash which will vary depending on the value of the underlying indices on the final determination date and over the term of the securities, as described below:

•  If the final index values of each of the underlying indices are in each case greater than the respective initial index values: a fixed amount of cash specified in the applicable pricing supplement, which is greater than the stated principal amount

•  If the final index value of any of the underlying indices is less than or equal to the relevant initial index value but the index value of no underlying index has declined to or below the relevant specified trigger level at any time during the observation period: the stated principal amount

•  If the final index value of any of the underlying indices is less than or equal to the relevant initial index value and the index value of any of the underlying indices has declined to or below the relevant specified trigger level at any time during the observation period: the stated principal amount times the index performance factor where, index performance factor = the least of

The underlying index with the lowest index performance factor may be, but need not be, the same underlying index that declined below the trigger level during the observation period.
Because the index performance factor will be less than or equal to 1.0, this amount will be less than or equal to the stated principal amount per security and could be zero.

“stated principal amount,” “trigger level,” and “observation period,” are as defined above in “—Bull Market Auto-Callable Securities—Bull Market Auto-Callable Securities Linked to a Single Index.”  With respect to each of the underlying indices, “initial index value,” “final index value,” “index closing value,” and “index value” have the meanings as defined above in “—Bull Market Auto-Callable Securities—Bull Market Auto-Callable Securities Linked to a Single Index.”

Bear Market Auto-Callable Securities
We may also offer auto-callable securities that pay you a positive return if the underlying asset declines in value and expose you to risk of loss if the underlying asset increases in value, which we refer to as “bear market auto-callable securities.”  As a holder of bear market auto-callable securities, you will receive for each security that you hold an amount in cash depending on the value of the underlying index or indices on the final determination date and over the term of the securities, determined as follows:

Bear Market Auto-Callable Securities Linked to a Single Index
Automatic early redemption
If the closing value of the underlying index on any determination date other than the final determination date is less than the initial index value, the securities will be automatically redeemed for an early redemption payment specified for the applicable determination date in the applicable pricing supplement. The early redemption payment will be an amount of cash that is greater than the stated principal amount of the securities.

Payment at maturity
At maturity, if the securities have not previously been automatically redeemed, you will receive for each security that you hold an amount of cash which will vary depending on the value of the underlying index on the final determination date and over the term of the securities, as described below:

• If the final index value is less than the initial index value: a fixed amount of cash specified in the applicable pricing supplement, which is greater than the stated principal amount

•  If the final index value is greater than or equal to the initial index value but the index value has not increased to or above the specified trigger level at any time during the observation period: the stated principal amount

•  If the final index value is greater than or equal to the initial index value and the index value has increased to or above the specified trigger level at any time during the observation period: the stated principal amount times the index performance factor where,

, provided that the index performance factor may not be less than zero.

Because the index performance factor will be less than or equal to 1.0, this amount will be less than or equal to the stated principal amount per security and could be zero.

“stated principal amount,” “initial index value,” “final index value,” “index closing value,” “index value,” “trigger level,” and “observation period,” are as defined above in “—Bull Market Auto-Callable Securities—Bull Market Auto-Callable Securities Linked to a Single Index.”

Bear Market Auto-Callable Securities Linked to More Than One Index
Automatic early redemption
If the index closing values of each of the underlying indices on any determination date other than the final determination date are in each case less than the respective initial index values, the securities will be automatically redeemed for an early redemption payment specified for the applicable determination date in the applicable pricing supplement. The early redemption payment will be an amount of cash that is greater than the stated principal amount of the securities.

Payment at maturity
At maturity, if the securities have not previously been automatically redeemed, you will receive for each security that you hold an amount of cash which will vary depending on the value of the underlying indices on the final determination date and over the term of the securities, as described below:

•  If the final index values of each of the underlying indices are in each case less than the respective initial index values: a fixed amount of cash specified in the applicable pricing supplement, which is greater than the stated principal amount

•  If the final index value of any of the underlying indices is greater than or equal to the relevant initial index value but the index value of no underlying index has increased to or above the relevant specified trigger level at any time during the observation period: the stated principal amount

•  If the final index value of any of the underlying indices is greater than or equal to the relevant initial index value and the index value of any of the underlying indices has increased to or above the relevant specified trigger level at any time during the observation period: the stated principal amount times the index performance factor where, index performance factor = the least of

, provided that the index performance factor may not be less than zero.

The underlying index with the lowest index performance factor may be, but need not be, the same underlying index that increased above the trigger level during the observation period.

Because the index performance factor will be less than or equal to 1.0, this amount will be less than or equal to the stated principal amount per security and could be zero.

“stated principal amount,” “trigger level,” and “observation period,” are as defined above in “—Bull Market Auto-Callable Securities—Bull Market Auto-Callable Securities Linked to a Single Index.”  With respect to each of the underlying indices, “initial index value,” “final index value,” “index closing value,” and “index value” have the meanings as defined above in “—Bull Market Auto-Callable Securities—Bull Market Auto-Callable Securities Linked to a Single Index.”

Bull Market Auto-Callable Buffered Securities and Bear Market Auto-Callable Buffered Securities
We may also offer bull market auto-callable securities and bear market auto-callable securities that are issued with a buffer amount, which we refer to individually as “bull market auto-callable buffered securities” or “bear market auto-callable buffered securities,” as applicable, and collectively as “auto-callable buffered securities.”  As a holder of bull market auto-callable buffered securities or bear market auto-callable buffered securities, you will receive for each security that you hold an amount in cash depending on the value of the underlying index on the final determination date as follows:

Bull Market Auto-Callable Buffered Securities Linked to a Single Index

Automatic early redemption	If the closing value of the underlying index on any determination date other than the final determination date is greater than the initial index value, the securities will be automatically redeemed for an early redemption payment specified for the applicable determination date in the applicable pricing supplement. The early redemption payment will be an amount of cash that is greater than the stated principal amount of the securities.

Payment at maturity
At maturity, if the securities have not previously been automatically redeemed, you will receive for each security that you hold an amount of cash which will vary depending on the value of the underlying index on the final determination date, as described below:

• If the final index value is greater than the initial index value: a fixed amount of cash specified in the applicable pricing supplement, which is greater than the stated principal amount

•  If the final index value is less than or equal to the initial index value but has decreased by an amount less than or equal to the buffer amount from the initial index value: the stated principal amount

•  If the final index value is less than or equal to the initial index value and has decreased by an amount greater than the buffer amount from the initial index value: the stated principal amount times the index performance factor, plus the minimum payment at maturity where,

This payment will be less than the stated principal amount; however, the payment at maturity for each stated principal amount will not be less than the minimum payment at maturity, which will be the stated principal amount times the buffer amount.

“stated principal amount,” “initial index value,” “final index value” and “index closing value” are as defined above in “—Bull Market Auto-Callable Securities Linked to a Single Index.”

“buffer amount” has the following meaning:

buffer amount = for bull market auto-callable buffered securities, the percentage specified in the applicable pricing supplement by which the final index value may decline from the initial index value before you will lose any part of the stated principal amount per security.

Bear Market Auto-Callable Buffered Securities Linked to a Single Index

Automatic early redemption
If the closing value of the underlying index on any determination date other than the final determination date is less than the initial index value, the securities will be automatically redeemed for an early redemption payment specified for the applicable determination date in the applicable pricing supplement. The early redemption payment will be an amount of cash that is greater than the stated principal amount of the securities.

Payment at maturity
At maturity, if the securities have not previously been automatically redeemed, you will receive for each security that you hold an amount of cash which will vary depending on the value of the underlying index on the final determination date, as described below:
• If the final index value is less than the initial index value: a fixed amount of cash specified in the applicable pricing supplement, which is greater than the stated principal amount

•  If the final index value is greater than or equal to the initial index value but the index value has increased by an amount less than or equal to the buffer amount from the initial index value: the stated principal amount

•  If the final index value is greater than or equal to the initial index value and the index value has increased by an amount greater than the buffer amount from the initial index value: the stated principal amount times the index performance factor, plus the minimum payment at maturity where,

, provided that the index performance factor may not be less than zero.

This payment will be less than the stated principal amount; however, the payment at maturity for each stated principal amount will not be less than the minimum payment at maturity, which will be the stated principal amount times the buffer amount.

“stated principal amount,” “initial index value,” “final index value” and “index closing value” are as defined above in “—Bull Market Auto-Callable Securities Linked to a Single Index.”

“buffer amount” has the following meaning:

buffer amount = for bear market auto-callable buffered securities, the percentage specified in the applicable pricing supplement by which the final index value may increase from the initial index value before you will lose any part of the stated principal amount per security.

Bull Market Auto-Callable Buffered Securities and Bear Market Auto-Callable Buffered Securities Linked to More Than One Index

Bull market auto-callable securities linked to more than one index and bear market auto-callable securities linked to more than one index may also be issued as auto-callable buffered securities. The terms applicable to such auto-callable buffered securities will be as specified in the applicable pricing supplement.

Auto-callable securities linked to underlying assets
Auto-Callable Securities Linked to Underlying Shares

For issuances of securities linked to shares of a common stock or shares of an exchange-traded fund specified in the applicable pricing supplement, which we refer to as underlying shares, the applicable provisions described above under “—Bull Market Auto-Callable Securities” and “—Bear Market Auto-Callable Securities” will apply, except that:

•  the initial index value will be the closing price of one underlying share times the adjustment factor, each as of the pricing date, or as otherwise specified in the applicable pricing supplement, which we refer to as the initial share price;

• the final index value will be the closing price of one underlying share times the adjustment factor, each as of the final determination date, which we refer to as the final share price;

•  the index closing value on any determination date (other than the final determination date) will be the closing price of one underlying share times the adjustment factor, each as of such determination date (other than the final determination date), which we refer to as the determination closing price;

• the index value will be the intraday price of one underlying share times the adjustment factor on such day, which we refer to as the trading price;

•  the adjustment factor is a number which is initially 1.0 and will be subject to adjustment for certain events affecting the underlying shares as described under “Description of Auto-Callable Securities—Auto-Callable Securities Linked to Underlying Shares—Some Definitions”; and

•  the observation period for any underlying share will be the period of regular trading hours on each trading day on which there is no market disruption event with respect to the underlying shares during the period from but excluding the pricing date to and including the final determination date.

See “Description of Auto-Callable Securities—Auto-Callable Securities Linked to Underlying Shares” for the definition of terms and further information related to auto-callable securities linked to underlying shares. If the applicable pricing supplement indicates that the auto-callable securities are linked to both indices and shares, (i) the provisions under “Description of Auto-Callable Securities—Auto-Callable Securities Linked to Underlying Shares” will apply for calculations and determinations relating to the underlying shares of one or more common stocks or exchange-traded funds and (ii) the provisions under the other sections of “Description of Auto-Callable Securities” will apply for calculations and determinations relating to the underlying index or indices.

Auto-callable securities linked to underlying shares may also be issued as auto-callable buffered securities. The terms applicable to such auto-callable buffered securities will be as specified in the applicable pricing supplement.

Your return on the securities is limited by the early redemption feature and by the maximum payment at maturity
The appreciation potential of the securities is limited by the automatic early redemption feature of the securities as it may limit the term of your investment. If the securities are redeemed, you may not be able to reinvest at comparable terms or returns.

Upon automatic early redemption or at maturity, any positive return you will receive on your investment in the securities will be a fixed amount that does not reflect the extent of the appreciation, in the case of bull market auto-callable securities, or depreciation, in the case of bear market auto-callable securities, of the underlying asset(s). Therefore, the appreciation potential of the securities is limited by the maximum payment at maturity regardless of the actual performance of the underlying asset(s).
Issue price of the securities includes commissions and projected profit
The issue price of the securities, which will be specified in the applicable pricing supplement, includes the agent’s commissions paid with respect to the securities and the cost of hedging our obligations under the securities. The cost of hedging includes the projected profit that our subsidiaries may realize in consideration for assuming the risks inherent in managing the hedging transactions. The fact that the issue price of the securities reflects these commissions and hedging costs is expected to adversely affect the secondary market prices of the securities. See “Risk Factors—The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices” and “Use of Proceeds and Hedging” below.

Postponement of maturity date
If the scheduled maturity date is not a business day, then the maturity date will be the next succeeding business day immediately following the scheduled maturity date. Interest on the payment of principal, premium, if any, and interest, if any, will not accrue during the period from and after the scheduled maturity date.

If the scheduled final determination date is not an index business day or a trading day, as applicable, or if a market disruption event occurs on that day so that the final determination date falls less than two scheduled business days prior to the scheduled maturity date, the maturity date of the securities will be postponed to the second business day following that final determination date as postponed.

Other terms of the securities
•  The securities may bear interest, if any, at either a fixed rate or a floating rate, as specified in the applicable pricing supplement and may pay such interest, if any, on the dates specified in the applicable pricing supplement.

• The securities will be denominated in U.S. dollars unless we specify otherwise in the applicable pricing supplement.
• You will not have the right to present the securities to us for repayment prior to maturity, unless the applicable pricing supplement provides otherwise.

•  The securities may be subject to price event acceleration, if specified in the applicable pricing supplement, which would occur if the closing price of the underlying shares on any two consecutive trading days is less than the acceleration price specified in the applicable pricing supplement. The amount payable per stated principal amount in the event of price event acceleration will be specified in the applicable pricing supplement.

•  We may from time to time, without your consent, create and issue additional securities of any series with the same terms as the securities previously issued so that they may be combined with the earlier issuance.

• The securities will not be listed on any securities exchange, unless we specify otherwise in the applicable pricing supplement.
• The securities will be unsubordinated unsecured obligations of ours.
• The securities may be issued at a discount to their principal amount.

MS & Co. will be the calculation agent
We have appointed our affiliate Morgan Stanley & Co. LLC, which we refer to as MS & Co., to act as calculation agent for us with respect to the auto-callable securities. As calculation agent, MS & Co. will determine the index closing value, the index value, whether the index closing value on any determination date is greater than or less than the initial index value, as applicable, and therefore, whether the securities will be redeemed following such determination date and whether a market disruption event has occurred. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the Trustee and us.

MS & Co. will be the agent; Conflicts of interest
The agent for the offering of the auto-callable securities is expected to be MS & Co., our wholly-owned subsidiary, which will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. In accordance with FINRA Rule 5121, MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account without the prior written approval of the customer. See “Plan of Distribution (Conflicts of Interest).”

Forms of securities
The auto-callable securities will be issued in fully registered form and will be represented by a global note registered in the name of a nominee of The Depository Trust Company, as depositary, unless we indicate in the applicable pricing supplement that they will be represented by certificates issued in definitive form. We will not issue book-entry securities as certificated securities except under the circumstances described in “Forms of Securities—The Depositary” in the accompanying prospectus, under which heading you may also find information on The Depository Trust Company’s book-entry system.

Where you can find more information on the securities
Because this is a summary, it does not contain all of the information that may be important to you, including the specific requirements for the exercise of our call right. You should read the “Description of Auto-Callable Securities” section in this product supplement and the “Description of Debt Securities” section in the accompanying prospectus for a detailed description of the terms of the securities. You should also read about some of the risks involved in an investment in the securities in the section of this product supplement called “Risk Factors.”  The tax and accounting treatment of investments in equity-linked securities such as the auto-callable securities may differ from that of investments in ordinary debt securities. See the section of this product supplement called “Description of Auto-Callable Securities—United States Federal Taxation.” We urge you to consult with your investment, legal, accounting and other advisers with regard to any investment in the securities.

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HYPOTHETICAL PAYOUTS ON THE SECURITIES

The following examples illustrate the payment at maturity on the securities for hypothetical issuances of securities with the following characteristics: (a) bull market auto-callable securities linked to a single stock, (b) bear market auto-callable securities linked to a single index, (c) bull market auto-callable securities linked to two indices, (d) bear market auto-callable securities linked to an index and shares of an exchange-traded fund, (e) bull market auto-callable buffered securities linked to shares of an exchange-traded fund and (f) bear market auto-callable buffered securities linked to shares of an exchange-traded fund.

Example A:  Bull market auto-callable securities linked to a single stock

The following examples illustrate the payout on the bull market auto-callable securities linked to a single stock for a range of hypothetical closing prices on each of the six hypothetical determination dates and, to illustrate the effect of the trigger level, a hypothetical intraday price on a random observation date on which, for examples 6 – 10, we assume the lowest intraday price occurs.

These examples are based on the following hypothetical terms:

•	initial share price: $100

•	trigger level for the stock: $75, which is 75% of the initial share price

•	stated principal amount (per security): $10

•	early redemption payment:

º	$10.525 if early redemption occurs following the first determination date

º	$11.05 if early redemption occurs following the second determination date

º	$11.575 if early redemption occurs following the third determination date

º	$12.10 if early redemption occurs following the fourth determination date

º	$12.625 if early redemption occurs following the fifth determination date

•	payment at maturity if the final share price is greater than the initial share price on the final determination date: $13.15

In Examples 1 through 5, the price of the underlying shares fluctuates over the term of the securities and the underlying shares closes above the initial share price of $100 on one of the first five determination dates. However, each example produces a different early redemption payment because the closing prices are greater than the initial share price on different determination dates. Because the closing price is greater than the initial share price on one of the first five determination dates, the securities are automatically redeemed following the relevant determination date. Additionally, Example 6 illustrates that the decline of the trading price of the underlying shares to or below the trigger level on a random interim date during the observation period does not affect the payout if the securities are automatically redeemed on one of the first five determination dates.

Determination Date	Example 1		Example 2		Example 3		Example 4		Example 5		Example 6
	Hypothetical Share Price	Payout	Hypothetical Share Price	Payout	Hypothetical Share Price	Payout	Hypothetical Share Price	Payout	Hypothetical Share Price	Payout	Hypothetical Share Price	Payout
#1	$115	$10.525	$95	—	$95	—	$95	—	$95	—	$95	—
#2	—	—	$113	$11.05	$90	—	$90	—	$90	—	$90	—
#3	—	—	—	—	$105	$11.575	$85	—	$85	—	$85	—
#4	—	—	—	—	—	—	$110	$12.10	$95	—	$95	—
#5	—	—	—	—	—	—	—	—	$101	$12.625	$105	$12.625
Random interim date	—	—	—	—	—	—	—	—	—	—	$70	—
Total Payout:	$10.525		$11.05		$11.575		$12.10		$12.625		$12.625

Bull market auto-callable securities linked to a single stock (cont’d)

In each of Examples 7, 8, 9 and 10, the closing price on the first through fifth determination dates is less than or equal to the initial share price, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

Determination Date	Example 7		Example 8		Example 9		Example 10
	Hypothetical Share Price	Payout at Maturity	Hypothetical Share Price	Payout at Maturity	Hypothetical Share Price	Payout at Maturity	Hypothetical Share Price	Payout at Maturity
#1	$97	—	$97	—	$97	—	$97	—
#2	$85	—	$85	—	$85	—	$85	—
#3	$90	—	$90	—	$90	—	$90	—
#4	$100	—	$100	—	$100	—	$100	—
#5	$98	—	$98	—	$98	—	$98	—
Final determination date	$140	$13.15	$85	$10.00	$85	$8.50	$60	$6.00
Random interim date	$70	—	$82	—	$73	—	$60	—
Total Payout:		$13.15		$10.00		$8.50		$6.00

In Example 7, the final share price has increased 40% above the initial share price to $140, and the payment at maturity equals $13.15 per security, representing a 31.5% return on your investment. Even though the trading price decreased below the trigger level to $70 during the observation period, the payment at maturity is unaffected because the final share price exceeds the initial share price. In this example, the return on the investment of 31.5% is less than, and unrelated to, the simple return on the underlying shares of 40%.

In Example 8, the final share price has decreased 15% below the initial share price to $85. But, because the trading price has not decreased to or below the trigger level at any time during the observation period, the payment at maturity equals $10.00 per security, an amount equal to the stated principal amount.

In Example 9, the final share price has also decreased 15% below the initial share price to $85. Because the trading price of the underlying shares on the random interim date did decrease to $73, which is 27% below the initial share price and is below the trigger level, the payment at maturity equals the $10 stated principal amount times a share performance factor of 0.85, which results in a payment at maturity of $8.50 per security, representing a loss of 15% of the $10 stated principal amount.

In Example 10, the final share price has decreased to $60, which is 40% below the initial share price.  Because the price of the underlying shares has decreased below the trigger level, the payment at maturity equals the $10 stated principal amount times a share performance factor of 0.6, which results in a payment at maturity of $6.00 per security, representing a loss of 40% of the $10 stated principal amount. In this example, the return on the securities of –40% reflects the simple return on the underlying shares of –40%. As illustrated by example 7, example 9 and this example 10, while positive returns are fixed amounts that are unrelated to the performance of the underlying shares, losses are linked to the simple return of the underlying shares and are unlimited if the underlying shares decreases to or below the trigger level at any time during the observation period.

Example B:  Bear market auto-callable securities linked to a single index

Bear market auto-callable securities pay you a positive return if the underlying asset declines in value and expose you to risk of loss if the underlying asset increases in value. The following examples illustrate the payout on the bear market auto-callable securities linked to a single index for a range of hypothetical index closing values on each of the six hypothetical determination dates and, to illustrate the effect of the trigger level, a hypothetical index value on a random observation date on which, for examples 6 – 10, we assume the highest index value occurs.

These examples are based on the following hypothetical terms:

•	initial index value: 100

•	trigger level for the index: 120, which is 120% of the initial index value

•	stated principal amount (per security): $10

•	early redemption payment:

º	$10.525 if early redemption occurs following the first determination date

º	$11.05 if early redemption occurs following the second determination date

º	$11.575 if early redemption occurs following the third determination date

º	$12.10 if early redemption occurs following the fourth determination date

º	$12.625 if early redemption occurs following the fifth determination date

•	payment at maturity if the final index value is less than the initial index value on the final determination date: $13.15

In Examples 1 through 5, the values of the underlying index fluctuate over the term of the securities and the underlying index closes below the initial index value of 100 on one of the first five determination dates. However, each example produces a different early redemption payment because the index closing values are less than the initial index value on different determination dates. Because the index closing value is less than the initial index value on one of the first five determination dates, the bear market auto-callable securities are automatically redeemed following the relevant determination date. Additionally, Example 6 illustrates that the appreciation of the underlying index to or above the trigger level on a random interim date during the observation period does not affect the payout if the securities are automatically redeemed on one of the first five determination dates.

Determination Date	Example 1		Example 2		Example 3		Example 4		Example 5		Example 6
	Hypothetical Index Value	Payout	Hypothetical Index Value	Payout	Hypothetical Index Value	Payout	Hypothetical Index Value	Payout	Hypothetical Index Value	Payout	Hypothetical Index Value	Payout
#1	85	$10.525	105	—	105	—	105	—	105	—	105	—
#2	—	—	87	$11.05	110	—	110	—	110	—	110	—
#3	—	—	—	—	95	$11.575	115	—	115	—	115	—
#4	—	—	—	—	—	—	90	$12.10	105	—	105	—
#5	—	—	—	—	—	—	—	—	99	$12.625	95	$12.625
Random interim date	—	—	—	—	—	—	—	—	—	—	130	—
Total Payout:	$10.525		$11.05		$11.575		$12.10		$12.625		$12.625

Bear market auto-callable securities linked to a single index (cont’d)

In each of Examples 7, 8, 9 and 10, the index closing value on the first through fifth determination dates is greater than or equal to the initial index value, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

Determination Date	Example 7		Example 8		Example 9		Example 10
	Hypothetical Index Value	Payout at Maturity	Hypothetical Index Value	Payout at Maturity	Hypothetical Index Value	Payout at Maturity	Hypothetical Index Value	Payout at Maturity
#1	103	—	103	—	103	—	103	—
#2	115	—	115	—	115	—	115	—
#3	110	—	110	—	110	—	110	—
#4	100	—	100	—	100	—	100	—
#5	102	—	102	—	102	—	102	—
Final determination date	60	$13.15	115	$10.00	115	$8.50	140	$6.00
Random interim date	130	—	118	—	123	—	140	—
Total Payout:		$13.15		$10.00		$8.50		$6.00

In Example 7, on the final determination date, the index closing value has declined 40% below the initial index value to 60, and the payment at maturity equals $13.15 per security, representing a 31.5% return on your investment. Even though the index value increased above the trigger level to 130 during the observation period, the payment at maturity is unaffected because the index closing value on the final determination date is less than the initial index value.

In Example 8, on the final determination date, the index closing value has increased 15% above the initial index value to 115. But, because the index value has not increased to or above the trigger level at any time during the observation period, the payment at maturity equals $10.00 per security, an amount equal to the stated principal amount.

In Example 9, on the final determination date, the index closing value also has increased 15% above the initial index value to 115. Because the index value of the underlying index on the random interim date did increase to 123, which is 23% above the initial index value and is above the trigger level, the payment at maturity equals the $10 stated principal amount times an index performance factor of 0.85, which results in a payment at maturity of $8.50 per security, representing a loss of 15% of the $10 stated principal amount.

In Example 10, on the final determination date, the index closing value has increased to 140, which is 40% above the initial index value. Because the index value of the underlying index has increased above the trigger level, the payment at maturity equals the $10 stated principal amount times an index performance factor of 0.6, which results in a payment at maturity of $6.00 per security, representing a loss of 40% of the $10 stated principal amount.

Example C:  Bull market auto-callable securities linked to two indices

The following examples illustrate the payout on the bull market auto-callable securities linked to two indices for a range of hypothetical index closing values of Index 1 and Index 2 on each of the three hypothetical determination dates and, to illustrate the effect of the trigger level, a hypothetical index value of each of the indices on a random interim date during the observation period on which we assume the index value with the greatest percentage decline from its respective initial index value falls on.

These examples are based on the following terms:

•	initial index value of Index 1: 100

•	initial index value of Index 2: 100

•	trigger level for Index 1: 70, which is 70% of the initial index value of Index 1

•	trigger level for Index 2: 70, which is 70% of the initial index value of Index 2

•	stated principal amount (per security): $10

•	early redemption payment:

º	$11.41 if early redemption occurs following the first determination date

º	$12.82 if early redemption occurs following the second determination date

•	payment at maturity if the final index values of both Index 1 and Index 2 are greater than their respective initial index values: $13.93

In Examples 1 and 2, the values of the two indices fluctuate over the term of the securities and both indices close above their respective initial index values of 100 on one of the first two determination dates. However, each example produces a different early redemption payment because the two index closing values exceed their respective initial index values on different determination dates. Because both index closing values exceed their respective initial index values on one of the determination dates, the securities are automatically redeemed following the relevant determination date. Additionally, Example 3 illustrates that the decline of the indices to or below their respective trigger levels on a random interim date during the observation period does not affect the payout if the securities are automatically redeemed on either of the first two determination dates.

Bull market auto-callable securities linked to two indices (cont’d)

Determination Date	Example 1			Example 2			Example 3
	Hypothetical Index Value of Index 1	Hypothetical Index Value of Index 2	Payout	Hypothetical Index Value of Index 1	Hypothetical Index Value of Index 2	Payout	Hypothetical Index Value of Index 1	Hypothetical Index Value of Index 2	Payout
#1	130	120	$11.41	86	110	—	88	93	—
#2	—	—	—	101	115	$12.82	104	102	$12.82
Random interim date	—	—	—	—	—	—	65	82	—
Total Payout:			$11.41			$12.82			$12.82

In Example 1, the index closing values of both Index 1 and Index 2 on the first determination date have increased to 130 and 120, which are 30% and 20% above their respective initial index values, and the securities are automatically redeemed for $11.41 per security, representing a 14.1% increase above the stated principal amount. This increase is less than, and unrelated to, the simple returns on the two indices of 30% and 20%.

In Example 2, the index closing value of Index 1 on the first determination date has decreased to 86, which is below the initial index value; therefore, the securities are not automatically redeemed and remain outstanding, even though the index closing value of Index 2 has increased to 110. On the second determination date, the index closing values of Index 1 and Index 2 have increased to 101 and 115, which are 1% and 15% above their respective initial index values, and the securities are automatically redeemed for $12.82 per security, representing a 28.2% increase above the stated principal amount. The return of 28.2% is greater than, and unrelated to, the simple return of the indices (1% for Index 1 and 15% for Index 2).

In Example 3, the index closing values of Index 1 and Index 2 on the first determination date have decreased to 88 and 93. Therefore, the securities are not automatically redeemed on the first determination date and remain outstanding. On the second determination date, both index closing values have increased above their respective initial index values to 104 and 102, which are 4% and 2% above the initial index value; so the securities are automatically redeemed for $12.82 per security, representing a 28.2% increase above the stated principal amount. The index value of Index 1 on a random interim date during the observation period has decreased to 65, which is 35% below the initial index value, and is below the trigger level. However, the decline of the indices to or below their respective trigger levels on a random interim date during the observation period does not affect the payout if the securities are automatically redeemed on either of the first two determination dates.

Bull market auto-callable securities linked to two indices (cont’d)

In each of Examples 4, 5, 6, 7, 8 and 9, the index closing value of either Index 1 or Index 2 on the first and second determination dates is less than or equal to its initial index value, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

Determination Date	Example 4			Example 5			Example 6
	Hypothetical Index Value of Index 1	Hypothetical Index Value of Index 2	Payout	Hypothetical Index Value of Index 1	Hypothetical Index Value of Index 2	Payout	Hypothetical Index Value of Index 1	Hypothetical Index Value of Index 2	Payout
#1	99	120	—	95	110	—	95	110	—
#2	100	92	—	97	73	—	97	73	—
Final determination date	150	140	$13.93	72	89	$10.00	72	120	$10.00
Random interim date	80	68	—	71	72	—	71	72	—
Total Payout:			$13.93			$10.00			$10.00

In Example 4, the final index values of Index 1 and Index 2 have increased 50% and 40% above their respective initial index values to 150 and 140, and the payment at maturity equals $13.93 per security, representing a 39.3% increase above the stated principal amount. This increase is less than, and unrelated to, the simple returns on the indices of 50% and 40%. Even though on the random interim date the index value of Index 2 decreased below the trigger level, the payment at maturity is unaffected because both final index values exceed their respective initial index values.

In Example 5, the final index values of Index 1 and Index 2 have decreased 28% and 11% below their respective initial index values to 72 and 89. However, because the index value of neither Index 1 nor Index 2 decreased to or below its respective trigger level at any time during the observation period, the payment at maturity equals $10 per security, an amount equal to the stated principal amount.

In Example 6, the final index value of Index 1 has decreased 28% below the initial index value to 72 and the final index value of Index 2 has increased 20% above the initial index value to 120. Because the index value of neither Index 1 nor Index 2 decreased to or below its respective trigger level at any time during the observation period, the payment at maturity equals $10 per security, an amount equal to the stated principal amount. Even though the final index value of one of the underlying indices increased 20% as compared to its initial index value, the securities only return the $10 principal amount because the final index value of the other index did not exceed its initial index value.

Bull market auto-callable securities linked to two indices (cont’d)

Determination Date	Example 7			Example 8			Example 9
	Hypothetical Index Value of Index 1	Hypothetical Index Value of Index 2	Payout	Hypothetical Index Value of Index 1	Hypothetical Index Value of Index 2	Payout	Hypothetical Index Value of Index 1	Hypothetical Index Value of Index 2	Payout
#1	81	93	—	81	93	—	81	93	—
#2	99	107	—	99	107	—	99	107	—
Final determination date	105	90	$9.00	69	94	$6.90	88	125	$8.80
Random interim date	69	82	—	62	82	—	69	82	—
Total Payout:			$9.00			$6.90			$8.80

In Example 7, the final index value of Index 1 has increased 5% above the initial index value to 105 and the final index value of Index 2 has decreased 10% below the initial index value to 90. Because the index value of Index 1 on the random interim date decreased to 69, which is 31% below the initial index value, and is below the trigger level, the payment at maturity equals $10 principal amount times an index performance factor of 0.90 (the lesser of 1.05 for Index 1 and 0.90 for Index 2), which results in a payment at maturity of $9 per security, representing a loss of 10% of the stated principal amount. The return on the securities reflects the decrease of Index 2 over the term of the securities, even though Index 1 was the index that decreased below the trigger level.

In Example 8, the final index values of Index 1 and Index 2 have decreased 31% and 6% below their respective initial index values to 69 and 94. Because the index value of Index 1 on the random interim date decreased to 62, which is 38% below the initial index value, and is below the trigger level, as well as the final index value of Index 1 having decreased to 69, which is 31% below the initial index value, and is again below the trigger level, the payment at maturity equals $10 stated principal amount times an index performance factor of 0.69 (the lesser of 0.69 for Index 1 and 0.94 for Index 2), which results in a payment at maturity of $6.90 per security, representing a loss of 31% of the stated principal amount.

In Example 9, the final index value of Index 1 has decreased to 88, which is 12% below the initial index value and the final index value of Index 2 has increased to 125, which is 25% above the initial index value. Because the index value of Index 1 on the random interim date decreased to 69, which is 31% below the initial index value, and is below the trigger level, the payment at maturity equals the $10 stated principal amount times an index performance factor of 0.88 (the lesser of 0.88 for Index 1 and 1.25 for Index 2), which results in a payment at maturity of $8.80 per security, representing a loss of 12% of the stated principal amount, even though the final index value of one of the underlying indices increased 25% as compared to its initial index value. As illustrated by examples 4 and 8 and this example 9, while positive returns are fixed amounts that are unrelated to the performances of the underlying indices, losses are linked to the simple return of the worst performing index and are unlimited if either or both of the underlying indices decrease to or below the trigger level at any time during the observation period.

Example D:  Bear market auto-callable securities linked to an index and shares of an exchange-traded fund

The following examples illustrate the payout on the bear market auto-callable securities linked to an index and shares of an exchange-traded fund for a range of hypothetical index closing values of the underlying index and a range of hypothetical closing prices of the underlying shares on each of the three hypothetical determination dates and, to illustrate the effect of the trigger level, a hypothetical index value and a hypothetical trading price on a random interim date during the observation period on which we assume the index value and the trading price with the greatest percentage increase from its respective initial value falls on.

These examples are based on the following terms:

•	initial index value of the underlying index: 100

•	initial share price of the underlying shares: $100

•	trigger level for the underlying index: 130, which is 130% of the initial index value of the underlying index

•	trigger level for the underlying shares: $130, which is 130% of the initial share price of the underlying shares

•	stated principal amount (per security): $10

•	early redemption payment:

º	$11.41 if early redemption occurs following the first determination date

º	$12.82 if early redemption occurs following the second determination date

•	payment at maturity if the final index value of the underlying index and the final share price of the underlying shares are both less than their respective initial values: $13.93

In Examples 1 and 2, the values of the two underlying assets fluctuate over the term of the securities and both underlying assets close below their respective initial values of 100 and $100 on one of the first two determination dates. However, each example produces a different early redemption payment because the two underlying assets close below their respective initial values on different determination dates. Because both underlying assets close below their respective initial values on one of the determination dates, the bear market auto-callable securities are automatically redeemed following the relevant determination date. Additionally, Example 3 illustrates that the increase of the underlying asset(s) to or above their respective trigger levels on a random interim date during the observation period does not affect the payout if the securities are automatically redeemed on either of the first two determination dates.

Bear market auto-callable securities linked to an index and shares of an exchange-traded fund (cont’d)

Determination Date	Example 1			Example 2			Example 3
	Hypothetical Index Value of the Underlying Index	Hypothetical Share Price of the Underlying Shares	Payout	Hypothetical Index Value of the Underlying Index	Hypothetical Share Price of the Underlying Shares	Payout	Hypothetical Index Value of the Underlying Index	Hypothetical Share Price of the Underlying Shares	Payout
#1	70	$80	$11.41	114	$90	—	112	$107	—
#2	—	—	—	99	$85	$12.82	96	$98	$12.82
Random interim date	—	—	—	—	—	—	135	$118	—
Total Payout:			$11.41			$12.82			$12.82

In Example 1, the index closing value of the underlying index and the closing price of the underlying shares on the first determination date have declined to 70 and $80, which are 30% and 20% below their respective initial values, and the securities are automatically redeemed for $11.41 per security, representing a 14.1% increase above the stated principal amount.

In Example 2, the index closing value of the underlying index on the first determination date has increased to 114, which is above the initial index value; therefore, the securities are not automatically redeemed and remain outstanding, even though the closing price of the underlying shares has decreased to $90. On the second determination date, the index closing value of the underlying index and the closing price of the underlying shares have decreased to 99 and $85, which are 1% and 15% below their respective initial values, and the securities are automatically redeemed for $12.82 per security, representing a 28.2% increase above the stated principal amount.

In Example 3, the index closing value of the underlying index and the closing price of the underlying shares on the first determination date have increased to 112 and $107. Therefore, the securities are not automatically redeemed on the first determination date and remain outstanding. On the second determination date, both underlying assets have decreased below their respective initial values to 96 and $98, which are 4% and 2% below their respective initial values, and, therefore, the securities are automatically redeemed for $12.82 per security, representing a 28.2% increase above the stated principal amount. The index value of the underlying index on a random interim date during the observation period has increased to 135, which is 35% above the initial index value, and is above the trigger level. However, the increase of the underlying asset(s) to or above their respective trigger levels on a random interim date during the observation period does not affect the payout if the securities are automatically redeemed on either of the first two determination dates.

Bear market auto-callable securities linked to an index and shares of an exchange-traded fund (cont’d)

In each of Examples 4, 5, 6, 7, 8 and 9, the index closing value of the underlying index and/or the closing price of the underlying shares on the first and second determination dates are greater than or equal to their respective initial values, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

Determination Date	Example 4			Example 5			Example 6
	Hypothetical Index Value of the Underlying Index	Hypothetical Share Price of the Underlying Shares	Payout	Hypothetical Index Value of the Underlying Index	Hypothetical Share Price of the Underlying Shares	Payout	Hypothetical Index Value of the Underlying Index	Hypothetical Share Price of the Underlying Shares	Payout
#1	101	$80	—	105	$90	—	105	$90	—
#2	100	$108	—	103	$127	—	103	$127	—
Final determination date	50	$60	$13.93	128	$111	$10.00	128	$80	$10.00
Random interim date	120	$132	—	129	$128	—	129	$128	—
Total Payout:			$13.93			$10.00			$10.00

In Example 4, the final index value of the underlying index and the final share price of the underlying shares have decreased 50% and 40% below their respective initial values to 50 and $60, and the payment at maturity equals $13.93 per security, representing a 39.3% increase above the stated principal amount.  Even though on the random interim date the closing price of the underlying shares increased above the trigger level, the payment at maturity is unaffected because both underlying assets closed below their respective initial values on the final determination date.

In Example 5, the final index value of the underlying index and the final share price of the underlying shares have increased 28% and 11% above their respective initial index values to 128 and $111. However, because neither the index value of the underlying index nor the trading price of the underlying shares increased to or above their respective trigger level at any time during the observation period, the payment at maturity equals $10 per security, an amount equal to the stated principal amount.

In Example 6, the final index value of the underlying index has increased 28% above the initial index value to 128 and the final share price of the underlying shares has decreased 20% below the initial share price to $80. Because neither the index value of the underlying index nor the trading price of the underlying shares increased to or above their respective trigger level at any time during the observation period, the payment at maturity equals $10 per security, an amount equal to the stated principal amount. Even though the final value of one of the underlying assets decreased 20% as compared to its initial value, the securities only return the $10 principal amount because the final value of the other underlying asset did not close below its initial value.

Bear market auto-callable securities linked to an index and shares of an exchange-traded fund (cont’d)

Determination Date	Example 7			Example 8			Example 9
	Hypothetical Index Value of the Underlying Index	Hypothetical Share Price of the Underlying Shares	Payout	Hypothetical Index Value of the Underlying Index	Hypothetical Share Price of the Underlying Shares	Payout	Hypothetical Index Value of the Underlying Index	Hypothetical Share Price of the Underlying Shares	Payout
#1	119	$107	—	119	$107	—	119	$107	—
#2	101	$93	—	101	$93	—	101	$93	—
Final determination date	95	$110	$9.00	131	$106	$6.90	112	$75	$8.80
Random interim date	131	$118	—	138	$118	—	131	$118	—
Total Payout:			$9.00			$6.90			$8.80

In Example 7, the final index value of the underlying index has decreased 5% below the initial index value to 95 and the final share price of the underlying shares has increased 10% above the initial share price to $110. Because the index value of the underlying index on the random interim date increased to 131, which is 31% above the initial index value, and is above the trigger level, the payment at maturity equals $10 principal amount times an index performance factor of 0.90 (the lesser of 1.05 for the underlying index and 0.90 for the underlying shares), which results in a payment at maturity of $9.00 per security, representing a loss of 10% of the stated principal amount. The return on the securities reflects the increase of the underlying shares over the term of the securities, even though the underlying index was the underlying asset that increased above the trigger level during the observation period.

In Example 8, the final index value of the underlying index and the final share price of the underlying shares have increased 31% and 6% above their respective initial values to 131 and $106. Because the index value of the underlying index on the random interim date increased to 138, which is 38% above the initial index value, and is above the trigger level, as well as the final index value of the underlying index having increased to 131, which is 31% above the initial index value, and is again above the trigger level, the payment at maturity equals $10 stated principal amount times an index performance factor of 0.69 (the lesser of 0.69 for the underlying index and 0.94 for the underlying shares), which results in a payment at maturity of $6.90 per security, representing a loss of 31% of the stated principal amount.

In Example 9, the final index value of the underlying index has increased to 112, which is 12% above the initial index value and the final share price of the underlying shares has decreased to 75, which is 25% below the initial share price. Because the index value of the underlying index on the random interim date increased to 131, which is 31% above the initial index value, and is above the trigger level, the payment at maturity equals the $10 stated principal amount times an index performance factor of 0.88 (the lesser of 0.88 for the underlying index and 1.25 for the underlying shares), which results in a payment at maturity of $8.80 per security, representing a loss of 12% of the stated principal amount, even though the final value of one of the underlying assets decreased 25% as compared to its initial value.

Example E:  Bull market auto-callable buffered securities linked to shares of an exchange-traded fund

The following examples illustrate the payout on the bull market auto-callable buffered securities linked to shares of an exchange-traded fund for a range of hypothetical determination closing prices on each of the three hypothetical determination dates.

These examples are based on the following hypothetical terms:

•	initial share price: $40

•	buffer amount: 4, which is 10% of the initial share price

•	stated principal amount (per security): $10

•	early redemption payment:

º	$11.82 if early redemption occurs following the first determination date

º	$12.73 if early redemption occurs following the second determination date

•	payment at maturity if the final share price is greater than the initial share price on the final determination date: $13.64

In Examples 1 and 2, the value of the underlying shares fluctuates over the term of the securities and the determination closing price of the underlying shares is greater than the initial share price of $40 on one of the first two determination dates. However, each example produces a different early redemption payment because the determination closing prices are greater than the initial share price on different determination dates. Because the determination closing price is greater than the initial share price on one of the first two determination dates, the securities are automatically redeemed following the relevant determination date.

Determination Date	Example 1		Example 2
	Hypothetical Closing Price	Payout	Hypothetical Closing Price	Payout
#1	$50	$11.82	$35	—
#2	—	—	$45	$12.73
Total Payout:	$11.82		$12.73

Bull market auto-callable buffered securities linked to shares of an exchange-traded fund (cont’d)

In each of Examples 3, 4 and 5, the determination closing price on the first two determination dates is less than or equal to the initial share price, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

Determination Date	Example 3		Example 4		Example 5
	Hypothetical Closing Price	Payout at Maturity	Hypothetical Closing Price	Payout at Maturity	Hypothetical Closing Price	Payout at Maturity
#1	$35	—	$34	—	$36	—
#2	$30	—	$40	—	$32	—
Final determination date	$60	$13.64	$38	$10.00	$28	$8.00
Total Payout:		$13.64		$10.00		$8.00

In Example 3, on the final determination date, the final share price has increased 50% above the initial share price to $60, and the payment at maturity equals $13.64 per security, representing a 36.4% return on your investment. In this example, the return on your investment is less than the simple return of the underlying shares of 50%.

In Example 4, on the final determination date, the final share price has decreased 5% below the initial share price to $38. However, because the final share price has decreased by an amount less than or equal to the buffer amount of 4, the payment at maturity equals $10.00 per security, an amount equal to the stated principal amount.

In Example 5, on the final determination date, the final share price has decreased to $28, which is 30% below the initial share price. Because the determination closing price has decreased by more than the buffer amount of 4, the payment at maturity equals the $10 stated principal amount times a share performance factor of 0.7, plus $1.00, which results in a payment at maturity of $8.00 per security, representing a loss of 20% of the $10.00 stated principal amount. In this scenario, a comparable investment linked to the simple return of the underlying shares would result in a greater loss of 30% of the stated principal amount.

Example F:  Bear market auto-callable buffered securities linked to shares of an exchange-traded fund

The following examples illustrate the payout on the bear market auto-callable buffered securities linked to shares of an exchange-traded fund for a range of hypothetical determination closing prices on each of the three hypothetical determination dates.

These examples are based on the following hypothetical terms:

•	initial share price: $40

•	buffer amount: 4, which is 10% of the initial share price

•	stated principal amount (per security): $10

•	early redemption payment:

º	$11.82 if early redemption occurs following the first determination date

º	$12.73 if early redemption occurs following the second determination date

•	payment at maturity if the final share price is greater than the initial share price on the final determination date: $13.64

In Examples 1 and 2, the value of the underlying shares fluctuates over the term of the securities and the determination closing price of the underlying shares is less than the initial share price of $40 on one of the first two determination dates. However, each example produces a different early redemption payment because the determination closing prices are less than the initial share price on different determination dates. Because the determination closing price is less than the initial share price on one of the first two determination dates, the securities are automatically redeemed following the relevant determination date.

Determination Date	Example 1		Example 2
	Hypothetical Closing Price	Payout	Hypothetical Closing Price	Payout
#1	$30	$11.82	$45	—
#2	—	—	$30	$12.73
Total Payout:	$11.82		$12.73

Bear market auto-callable buffered securities linked to shares of an exchange-traded fund (cont’d)

In each of Examples 3, 4 and 5, the determination closing price on the first two determination dates is less than or equal to the initial share price, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

Determination Date	Example 3		Example 4		Example 5
	Hypothetical Closing Price	Payout at Maturity	Hypothetical Closing Price	Payout at Maturity	Hypothetical Closing Price	Payout at Maturity
#1	$55	—	$46	—	$56	—
#2	$45	—	$40	—	$42	—
Final determination date	$20	$13.64	$42	$10.00	$52	$8.00
Total Payout:		$13.64		$10.00		$8.00

In Example 3, on the final determination date, the final share price has decreased 50% below the initial share price to $20, and the payment at maturity equals $13.64 per security, representing a 36.4% return on your investment. In this example, the return on your investment is less than the 50% return you would receive on a comparable direct short potsition in the underlying shares.

In Example 4, on the final determination date, the final share price has increased 5% above the initial share price to $42. However, because the final share price has increased by an amount less than or equal to the buffer amount of 4, the payment at maturity equals $10.00 per security, an amount equal to the stated principal amount.

In Example 5, on the final determination date, the final share price has increased to 52, which is 30% above the initial share price. Because the final share price has increased by more than the buffer amount of 4, the payment at maturity equals the $10 stated principal amount times a share performance factor of 0.7, plus $1.00, which results in a payment at maturity of $8.00 per security, representing a loss of 20% of the $10.00 stated principal amount. In this scenario, a comparable direct short position in the underlying shares would result in a greater loss of 30% of the stated principal amount.

RISK FACTORS

The auto-callable securities are not secured debt and are riskier than ordinary debt securities. Unlike ordinary debt securities, the securities do not guarantee any return of principal at maturity and generally do not pay interest. Investing in the securities is not equivalent to investing directly in the underlying index or indices or their component stocks or underlying shares of a common stock or shares of an exchange-traded fund. This section describes the most significant risks relating to the securities. You should carefully consider whether the securities are suited to your particular circumstances before you decide to purchase them.

General Risks

Unless the context requires otherwise, in this “Risk Factors—General Risks,” references to any underlying asset may refer to any underlying index or indices and also to shares of the common stock of a specified third-party issuer or to shares of an exchange-traded fund, and references to stocks that constitute any underlying index or indices may also refer to stocks that underlie an exchange-traded fund, or the index tracked by an exchange-traded fund, which we refer to as a share underlying index.

The securities do not guarantee return of principal and generally do not pay interest

The terms of the securities differ from those of ordinary debt securities in that we do not guarantee to pay you the principal amount of the securities at maturity and generally do not pay you interest on the securities. Instead, if the securities have not previously been automatically redeemed, at maturity you will receive for each stated principal amount of securities that you hold an amount in cash depending on the value of the underlying asset(s) on the final determination date and, except for auto-callable buffered securities, over the term of the securities, as described below:

For bull market securities:

•
Only if the final value of the underlying asset(s) is greater than the initial value will you receive an amount in cash greater than the stated principal amount at maturity. The payment will be specified in the applicable pricing supplement.

•
If the final value of the underlying asset(s) is less than or equal to the initial value but the value of the underlying asset(s) has not decreased to or below the specified trigger level at any time during the observation period, you will receive the stated principal amount. The payment of only the stated principal amount at maturity will not compensate you for the effects of inflation and other factors relating to the value of money over time. See “Hypothetical Payouts on the Securities” on S-16.

•
If the final value of the underlying asset(s) is less than or equal to the initial value and the value of the underlying asset(s) has decreased to or below the specified trigger level at any time during the observation period, you will receive an amount in cash that is less than the stated principal amount of each security by an amount proportionate to the decrease in the value of the underlying asset(s). In such case, you may suffer a loss of a significant amount, or even all, of your investment in the securities.

For bear market securities:

•
Only if the final value of the underlying asset(s) is less than the initial value will you receive an amount in cash greater than the stated principal amount at maturity. The payment will be specified in the applicable pricing supplement.

•
If the final value of the underlying asset(s) is greater than or equal to the initial value but the value of the underlying asset(s) has not increased to or above the specified trigger level at any time during the observation period, you will receive the stated principal amount. The payment of only the stated principal amount at maturity will not compensate you for the effects of inflation and other factors relating to the value of money over time. See “Hypothetical Payouts on the Securities” on S-16.

•
If the final value of the underlying asset(s) is greater than or equal to the initial value and the value of the underlying asset(s) has increased to or above the specified trigger level at any time during the observation period, you will receive an amount in cash that is less than the stated principal amount of each security by an amount proportionate to the increase in the value of the underlying asset(s). In such case, you may suffer a loss of a significant amount, or even all, of your investment in the securities.

For auto-callable buffered securities:

Auto-callable buffered securities will be issued with a buffered payment at maturity. While the buffer amount will provide a measure of protection against the risk of loss of principal at maturity, the buffer amount will be limited to the extent specified in the applicable pricing supplement.  The payment at maturity will be less than the stated principal amount by an amount proportionate to any negative performance of the underlying asset beyond the buffer amount.  In such case, you may suffer a loss of a significant amount of your investment in the securities.

Your appreciation potential is limited; securities subject to early redemption

Upon automatic early redemption or at maturity, any positive return you will receive on your investment in the securities will be a fixed amount that does not reflect the extent of the appreciation, in the case of bull market auto-callable securities, or depreciation, in the case of bear market auto-callable securities, of the underlying asset(s). Therefore, the appreciation potential of the securities is limited by the maximum payment at maturity that results from the upside payment, if any, being a single fixed amount, regardless of the actual performance of the underlying asset(s).

The appreciation potential of the securities is also limited by the automatic early redemption feature of the securities as it may limit the term of your investment. If the securities are redeemed, you may not be able to reinvest at comparable terms or returns.

Secondary trading may be limited

There may be little or no secondary market for the securities. Although we may apply to list certain issuances of securities, we may not meet the requirements for listing and do not expect to announce whether or not we will meet such requirements prior to the pricing of the securities. Even if there is a secondary market, it may not provide significant liquidity. MS & Co. may, but is not obligated to, make a market in the securities. If at any time MS & Co. were not to make a market in the securities, it is likely that there would be significantly less liquidity in the secondary market, in which case the price at which you would be able to sell your securities would likely be lower than if an active market existed. If the securities are not listed on any securities exchange and MS & Co. were not to make a market at any time, it is likely that there would be no secondary market for the securities.

Market price of the securities may be influenced by many unpredictable factors

Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the value of the underlying asset(s) on any day will affect the value of the securities more than any other single factor. However, because the payout on the securities is only directly correlated to the value of the underlying asset(s) in certain circumstances, the securities will trade differently from the underlying asset(s). Other factors that may influence the value of the securities include:

•	the volatility of the underlying asset(s);

•
whether the value of the underlying asset(s) has been at or below the trigger level in the case of bull market auto-callable securities, or at or above the trigger level in the case of bear market auto-callable securities, at any time during the observation period;

•	the dividend rate on the underlying indices or shares;

•	if the securities are linked to more than one underlying asset, the level of correlation between the underlying assets;

•	geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlying indices or shares or stock markets generally;

•	interest and yield rates in the market;

•	the time remaining until the next determination date(s) and the maturity of the securities;

•	the composition of, and changes in the constituent stocks, of any underlying index or indices, as applicable; and

•	any actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price you will receive if you sell your securities prior to maturity. For example, you may have to sell your securities at a substantial discount from the principal amount if on that date either the value of the underlying asset(s) is at or below the initial value, in the case of bull market securities, or is at or above the initial value, in the case of bear market securities, especially if at any time during the observation period the value of any underlying asset has declined to or below the specified trigger level, in the case of bull market securities, or has increased to or above the specified trigger level, in the case of bear market securities.

The securities are subject to the credit risk of Morgan Stanley, and its credit ratings and credit spreads may adversely affect the market value of the securities

You are dependent on Morgan Stanley’s ability to pay all amounts due on the securities on each interest payment date, upon automatic redemption or at maturity, and therefore you are subject to the credit risk of Morgan Stanley. If Morgan Stanley defaults on its obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of Morgan Stanley’s creditworthiness. Any actual or anticipated decline in Morgan Stanley’s credit ratings or increase in the credit spreads charged by the market for taking Morgan Stanley credit risk is likely to adversely affect the market value of the securities.

The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices

Assuming no change in market conditions or any other relevant factors, the price, if any, at which MS & Co. is willing to purchase the securities in secondary market transactions will likely be lower than the original issue price, since the original issue price includes, and secondary market prices are likely to exclude, commissions paid with respect to the securities, as well as the projected profit included in the cost of hedging our obligations under the securities. In addition, any such prices may differ from values determined by pricing models used by MS & Co., as a result of dealer discounts, mark-ups or other transaction costs.

The securities are not designed to be short-term trading instruments.

The price at which you will be able to sell your securities prior to maturity, if at all, may be at a substantial discount from the principal amount of the securities, even in cases where the underlying index or indices have appreciated since the date of the issuance of the securities. The potential returns described in any pricing supplement assume that your securities are held to maturity unless automatically redeemed prior to maturity.

Adjustments to the underlying index or indices could adversely affect the value of the securities

The underlying index publishers are responsible for calculating and maintaining the underlying index or indices. Underlying index publishers can add, delete or substitute the stocks constituting the underlying index or indices or make other methodological changes that could change the value of the underlying index or indices. Any of these actions could adversely affect the value of the securities. The underlying index publishers have no obligation to consider your interests in calculating or revising the underlying index or indices.

The underlying index publishers may discontinue or suspend calculation or publication of the underlying index or indices at any time. In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued index. MS & Co. could have an economic interest that is different from that of investors in the securities insofar as, for example, MS & Co. is not precluded from considering indices that are calculated and published by MS & Co. or any of its affiliates. If MS & Co. determines that there is no appropriate successor index, at maturity the payout on the securities will be an amount based on the closing prices at maturity of the stocks underlying the discontinued index at the time of such discontinuance, without rebalancing or substitution, computed by the calculation agent in accordance with the formula for calculating the discontinued index last in effect prior to such discontinuance.

There are risks associated with investments in securities linked to the value of foreign equity securities or indices of foreign equity securities

Investments in the securities linked to the value of foreign securities or indices of foreign equity securities involve risks associated with the foreign securities market, including volatility, governmental intervention and cross-shareholdings among companies in the foreign index. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies.

The prices of securities in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. Moreover, the economies in such countries may differ favorably or unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

Securities linked to certain indices are subject to currency exchange risk

For certain indices, the prices of the component securities are converted into U.S. dollars for purposes of calculating the index value. Holders of securities linked to such indices will be exposed to currency exchange rate risk with respect to each of the currencies represented in the relevant indices. An investor’s net exposure will depend on the extent to which the currencies of the securities included in the relevant index strengthen or weaken against the U.S. dollar and the relative weight of each of those securities within the overall index. If, taking into account such weighting, the dollar strengthens against the component currencies, the value of the relevant index will be adversely affected and the payment at maturity of the securities may be reduced.

Of particular importance to potential currency exchange risk are:

•	existing and expected rates of inflation;

•	existing and expected interest rate levels;

•	the balance of payments; and

•	the extent of governmental surpluses or deficits in the countries represented in the relevant index and the United States.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of the countries represented in the relevant index and the United States and other countries important to international trade and finance.

The economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests

The economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities.

As calculation agent, MS & Co. will determine the closing value of the underlying asset(s), the value of the underlying asset(s) for purposes of determining whether the trigger level has been reached, whether the closing value of the underlying asset(s) on any determination date other than the final determination date is greater than or less than the initial value and therefore, whether the securities will be redeemed following such determination date, whether a market disruption event has occurred, and the payment that you will receive at maturity. Determinations made by MS & Co., in its capacity as calculation agent, including with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of any index closing value in the event of a discontinuance of the underlying index or any of the underlying indices and whether to make any adjustments to the adjustment factor for certain corporate events affecting the underlying shares, may adversely affect the payout to you at maturity. See the definition of market disruption event under “Description of Auto-Callable Securities—General Terms of Auto-Callable Securities—Some Definitions” and “Description of Auto-Callable Securities—Auto-Callable Securities Linked to Underlying Shares—Some Definitions” and the discussion under “Description of Auto-Callable Securities—Discontinuance of Any Underlying Index; Alteration of Method of Calculation” and “Description of Auto-Callable Securities—Auto-Callable Securities Linked to Underlying Shares—Antidilution Adjustments.”

The original issue price of the securities includes the agent’s commissions and certain costs of hedging our obligations under the securities. The subsidiaries through which we hedge our obligations under the securities expect to make a profit. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries’ control, such hedging may result in a profit that is more or less than initially projected.

Investing in the securities is not equivalent to investing in any underlying index or underlying share

Investing in the securities is not equivalent to investing in any underlying index or its component stocks or any underlying share or any share underlying index. As an investor in the securities, you will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the stocks that constitute the underlying index or with respect to the underlying shares or the stocks constituting the share underlying index.

Hedging and trading activity by our subsidiaries could potentially affect the value of the securities

One or more of our subsidiaries expect to carry out hedging activities related to the securities (and possibly to other instruments linked to any underlying index or the component stocks or any underlying share), including trading in the stocks underlying the securities or that constitute any underlying index as well as in other instruments related to any underlying share or to any underlying index. Some of our other subsidiaries also trade the stocks underlying the securities or that constitute any underlying index and other financial instruments related to any underlying share or to any underlying index and the stocks that constitute any underlying index on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could affect the value of any underlying share or any underlying index and, as a result, could increase the level above which, in the case of bull market securities, or decrease the level below which, in the case of bear market securities, such underlying share or underlying index must close before you would receive a payment at maturity or upon automatic redemption that exceeds the stated principal amount of the securities. Additionally, such hedging or trading activities during the term of the securities could potentially affect the value of any underlying share or of any underlying index on the determination dates and, accordingly, whether we redeem the securities and the amount of cash you will receive at maturity.

Adjustments to the shares of an exchange-traded fund or to the share underlying index could adversely affect the value of the securities

The index publisher of a share underlying index is responsible for calculating and maintaining such index. Such index publisher can add, delete or substitute the stocks underlying the share underlying index or make other methodological changes that could change the value of the share underlying index. Pursuant to its investment strategy or otherwise, the investment adviser of the exchange-traded fund relating to the underlying shares may add, delete or substitute the stocks composing such exchange-traded fund. Any of these actions could adversely affect the price of the underlying shares and, consequently, the value of the securities.

The shares of an exchange-traded fund and the share underlying index are different

The performance of the underlying shares may not exactly replicate the performance of the share underlying index because the exchange-traded fund relating to the underlying shares will reflect transaction costs and fees that are not included in the calculation of the share underlying index. It is also possible that such exchange-traded fund may not fully replicate or may in certain circumstances diverge significantly from the performance of the share underlying index due to the temporary unavailability of certain securities in the secondary market, the performance of any derivative instruments contained in such fund, differences in trading hours between such exchange-traded fund and the share underlying index or due to other circumstances. Additionally, the investment adviser of such exchange-traded fund may have authorization to invest up to a certain percentage of such exchange-traded fund’s assets in shares of other exchange-traded funds that seek to track the performance of equity securities of countries or industries similar to the constituent countries or industries of the share underlying index.

The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the underlying shares

MS & Co., as calculation agent, will adjust the amount payable at maturity for certain events affecting the underlying shares such as stock splits. Stock dividends or mergers may also affect any underlying shares of common stock. However, the calculation agent will not make an adjustment for every event that could affect the underlying shares. For example, the calculation agent is not required to make any adjustments if the issuer of common stock or anyone else makes a partial tender or partial exchange offer for the underlying shares of common stock, nor will adjustments be made following the final determination date. If an event occurs that does not require the calculation agent to adjust the amount payable at maturity, the market price of the securities may be materially and adversely affected.

The U.S. federal income tax consequences of an investment in the securities are uncertain

Except as otherwise provided in the applicable pricing supplement, although the U.S. federal income tax consequences of an investment in the securities are uncertain, we believe that, under current law, each security should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative treatment for the securities, the timing and character of income or loss on the securities might differ significantly from the tax treatment described in this product supplement. We do not plan to request a ruling from the IRS regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described in the section entitled “United States Federal Taxation” in this product supplement.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While it is not clear whether instruments such as the securities would be viewed as similar to the prepaid forward contracts described in the notice, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

Please read carefully the section of this product supplement called “United States Federal Taxation” concerning the U.S. federal income tax consequences of an investment in the securities. Both U.S. and non-U.S. investors should consult their tax advisers regarding all aspects of the U.S. federal tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by the notice and any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

DESCRIPTION OF AUTO-CALLABLE SECURITIES

Investors should carefully read the general terms and provisions of our debt securities in “Description of Debt Securities” in the accompanying prospectus. This section supplements that description. The applicable pricing supplement will specify the particular terms for each issuance of securities, and may supplement, modify or replace any of the information in this section and in “Description of Debt Securities” in the accompanying prospectus.  References in this product supplement to a security shall refer to the stated principal amount specified as the denomination for that issuance of securities in the applicable pricing supplement.

The following terms used in this section are defined in the indicated sections of the accompanying prospectus:

•	Senior Debt Indenture (“Description of Debt Securities—Indentures”)
•	senior indebtedness (“Description of Debt Securities—Subordination Provisions”)

General Terms of the Securities

We will issue the securities as part of our Series F medium-term notes under the Senior Debt Indenture. The Series F medium-term notes issued under the Senior Debt Indenture, together with our senior Series G and Series H global medium-term notes, referred to below under “Plan of Distribution (Conflicts of Interest),” will constitute a single series under the Senior Debt Indenture, together with any other obligations we issue in the future under the Senior Debt Indenture that we designate as being part of that series. The Senior Debt Indenture does not limit the amount of additional indebtedness that we may incur. We may, without your consent, create and issue additional securities with the same terms as previous issuances of securities, so that the additional securities will be considered as part of the same issuance as the earlier securities.

Ranking. Securities issued under the Senior Debt Indenture will rank on par with all of our other senior indebtedness and with all of our other unsecured and unsubordinated indebtedness, subject to statutory exceptions in the event of liquidation upon insolvency.

Terms Specified in Pricing Supplements.  A pricing supplement will specify the following terms of any issuance of securities to the extent applicable:

•	the issue price (price to public);

•	the stated principal amount per security;

•	the aggregate principal amount;

•	the denominations or minimum denominations;

•	whether the securities are bull market auto-callable securities or bear market auto-callable securities;

•	whether the securities are auto-callable buffered securities;

•	the original issue date;

•	the stated maturity date and any terms related to any extension of the maturity date not otherwise set forth in this product supplement;

•	the underlying asset(s);

•	the value of the underlying asset(s) on the pricing date;

•	the determination dates and the early redemption payments applicable to each of the determination dates prior to the final determination date;

•	the trigger level;

•	the observation period;

•	the rate per year at which the securities will bear interest, if any, or the method of calculating that rate and the dates on which interest will be payable;

•	whether the securities may be redeemed, in whole or in part, at our option or repaid at your option, prior to the stated maturity date, and the terms of any redemption or repayment;

•	whether price event acceleration applies to the securities, and if so, the acceleration price and the amount payable upon price event acceleration;

•
if any securities are not denominated and payable in U.S. dollars, the currency or currencies in which the principal, premium, if any, and interest, if any, will be paid, which we refer to as the “specified currency,” along with any other terms relating to the non-U.S. dollar denomination;

•	whether the securities will be listed on any securities exchange;

•	whether the securities will be issued in book-entry or certificated form;

•
if the securities are in book-entry form, whether the securities will be offered on a global basis to investors through Euroclear and Clearstream, Luxembourg as well as through the Depositary (each as defined below); and

•	any other terms on which we will issue the securities.

Some Definitions.  We have defined some of the terms that we use frequently in this product supplement below:

“buffer amount” means the following with respect to an issuance of auto-callable buffered securities:

•
for bull market auto-callable buffered securities, the percentage specified in the applicable pricing supplement by which the final index value may decline from the initial index value before you will lose any part of the stated principal amount per security; or

•
for bear market auto-callable buffered securities, the percentage specified in the applicable pricing supplement by which the final index value may increase from the initial index value before you will lose any part of the stated principal amount per security.

“business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.

“Clearstream, Luxembourg” means Clearstream Banking, société anonyme.

“Depositary” or “DTC” means The Depository Trust Company, New York, New York.

“determination dates” mean the dates specified in the applicable pricing supplement, subject to postponement in the event of certain market disruption events and as described under “—Postponement of Determination Dates” and “—Auto-Callable Securities Linked to Underlying Shares—Postponement of Determination Dates.”  The final index value will be determined on the last determination date, which we refer to as the “final determination date.”

“early redemption payment” means the amount of cash specified for each determination date in the applicable pricing supplement, which will be paid on the securities upon an early redemption of the securities.

“Euroclear operator” means Euroclear Bank S.A./N.V., as operator of the Euroclear System.

“final index value” with respect to an issuance of securities will be the index closing value of an underlying index on the final determination date, unless otherwise specified in the applicable pricing supplement.

“index business day” means, with respect to an underlying index, a day, as determined by the Calculation Agent, on which trading is generally conducted on each of the relevant exchange(s) for such underlying index, other than a day on which trading on such exchange(s) is scheduled to close prior to the time of the posting of its regular final weekday closing price.

“index closing value” means, on any index business day for an underlying index, the closing value of the underlying index or any successor index (as defined under “—Discontinuance of Any Underlying Index; Alteration of Method of Calculation” below) published at the regular weekday close of trading on that index business day. In certain circumstances, the index closing value will be based on the alternate calculation of the underlying index as described under “—Discontinuance of Any Underlying Index; Alteration of Method of Calculation.”

“index value” at any time on any day during the observation period will equal the value of an underlying index published at such time on such day under the applicable Bloomberg ticker symbol or any successor ticker symbol, or in the case of any successor index, the Bloomberg ticker symbol or successor ticker symbol for any such successor index.

“initial index value” with respect to an issuance of securities will be the index closing value of an underlying index on the pricing date, as specified in the applicable pricing supplement.

“interest payment date” for any securities means a date on which, under the terms of the securities, regularly scheduled interest, if any, is payable.

“issue price” means the amount per security specified in the applicable pricing supplement and will equal the principal amount of each security, unless otherwise specified.

“market disruption event” means, with respect to an underlying index for an issuance of securities, the occurrence or existence of any of the following events, as determined by the Calculation Agent in its sole discretion:

(i)
(a) a suspension, absence or material limitation of trading of stocks then constituting 20 percent or more of the value of the underlying index (or the successor index) on the relevant exchanges for such securities for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such relevant exchange; or

(b) a breakdown or failure in the price and trade reporting systems of any relevant exchange as a result of which the reported trading prices for stocks then constituting 20 percent or more of the value of the underlying index (or the successor index) during the last one-half hour preceding the close of the principal trading session on such relevant exchange are materially inaccurate; or

(c) the suspension, material limitation or absence of trading on any major U.S. securities market for trading in futures or options contracts or exchange-traded funds related to the underlying index (or the successor index) for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market; and

(ii)      a determination by the Calculation Agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the securities.

For the purpose of determining whether a market disruption event exists at any time, if trading in a security included in the underlying index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the value of the underlying index shall be based on a comparison of (x) the portion of the value of the underlying index attributable to that security relative to (y) the overall value of the underlying index, in each case immediately before that suspension or limitation.

For the purpose of determining whether a market disruption event has occurred:  (1) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange or market, (2) a decision to permanently discontinue trading in the relevant futures or options contract or exchange-traded fund will not constitute a market disruption event, (3) a suspension of trading in futures or options contracts or exchange-traded funds on an underlying index by the primary securities market trading in such contracts or funds by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or funds, or (c) a disparity in bid and ask quotes relating to such contracts or funds will constitute a suspension, absence or material limitation of trading in futures or options contracts or exchange-traded funds related to the underlying index and (4) a “suspension, absence or material limitation of trading” on any relevant exchange or on the primary market on which futures or options contracts or exchange-traded funds related to the underlying index are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

“maturity date” means the date specified in the applicable pricing supplement, subject to extension if the final determination date is postponed. If the final determination date is postponed so that it falls less than two business days prior to the scheduled maturity date, the maturity date will be postponed to the second business day following the final determination date as postponed.

“minimum payment at maturity” means, in respect of auto-callable buffered securities, the stated principal amount times the buffer amount, unless otherwise specified in the applicable pricing supplement.

“observation period” means, unless otherwise specified in the applicable pricing supplement, the period of regular trading hours on each index business day on which there is no market disruption event with respect to the underlying index or indices during the period from but excluding the pricing date to and including the final determination date.

“original issue date” means the date specified in the applicable pricing supplement on which a particular issuance of securities will be issued.

“payment at maturity” means the payment due at maturity with respect to each security, as described under “—Payment at Maturity” and “—Auto-Callable Securities Linked to Underlying Shares—Payment at Maturity” below.

“price source” means the display page , or any successor page, specified in the applicable pricing supplement (e.g., Bloomberg or Reuters), which will be used by the Calculation Agent to determine the index closing value of an underlying index. If such service or any successor service no longer displays the index closing value of such underlying index, then the Calculation Agent shall designate an alternate source of such index closing value, which shall be the publisher of such index, unless the Calculation Agent, in its sole discretion, determines that an alternate service has become the market standard for transactions related to such index.

“pricing date” means the day when we price the securities for initial sale to the public.

“record date” for any interest payment date, if applicable, is the date 15 calendar days prior to that interest payment date, whether or not that date is a business day.

“relevant exchange” means, with respect to any underlying index, the primary exchange(s) or market(s) of trading for (i) any security then included in such underlying index, or any successor index, and (ii) any futures or options contracts related to such underlying index or to any security then included in such underlying index.

“stated principal amount” for an issuance of securities shall be the principal amount per security, as specified in the applicable pricing supplement.

“trading day” means a day, as determined by the Calculation Agent, on which trading is generally conducted on the New York Stock Exchange, The NASDAQ Stock Market LLC (“NASDAQ”), the Chicago Mercantile Exchange and the Chicago Board of Options Exchange and in the over-the-counter market for equity securities in the United States.

“trigger level” means the level specified in the applicable pricing supplement.

“underlying index” or “underlying indices” means the index or indices specified in the applicable pricing supplement, the performance of which underlies the securities.

“underlying index publisher” means the publisher of the applicable underlying index.

References in this product supplement to “U.S. dollar” or “U.S.$” or “$” are to the currency of the United States of America.

In this “Description of Auto-Callable Securities,” references to an underlying index will include the index or indices specified in the applicable pricing supplement and any successor index or indices, unless the context requires otherwise.

Other terms of the auto-callable securities are described in the following paragraphs.

Payment Pursuant to Automatic Early Redemption

On any determination date other than the final determination date, the securities will be subject to automatic early redemption, as described below.

•	for bull market securities,

º
for securities linked to a single index: If the closing value of the underlying index on any determination date other than the final determination date is greater than the initial index value, the securities will be automatically redeemed on the third business day following the relevant determination date for an early redemption payment specified for the relevant determination date in the applicable pricing supplement. The early redemption payment will be an amount of cash that is greater than the stated principal amount of the securities.

º
for securities linked to more than one index: If the index closing values of each of the underlying indices on any determination date other than the final determination date are in each case greater than the respective initial index values, the securities will be automatically redeemed on the third business day following the relevant determination date for an early redemption payment specified for the relevant determination date in the applicable pricing supplement. The early redemption payment will be an amount of cash that is greater than the stated principal amount of the securities.

•	for bear market securities,

º
for securities linked to a single index: If the closing value of the underlying index on any determination date other than the final determination date is less than the initial index value, the securities will be automatically redeemed on the third business day following the relevant determination date for an early redemption payment specified for the relevant determination date in the applicable pricing supplement. The early redemption payment will be an amount of cash that is greater than the stated principal amount of the securities.

º
for securities linked to more than one index: If the index closing values of each of the underlying indices on any determination date other than the final determination date are in each case less than the respective initial index values, the securities will be automatically redeemed on the third business day following the relevant determination date for an early redemption payment specified for the relevant determination date in the applicable pricing supplement. The early redemption payment will be an amount of cash that is greater than the stated principal amount of the securities.

Payment at Maturity

At maturity, if the securities have not previously been automatically redeemed, upon delivery of the securities to the Trustee, we will pay with respect to each security an amount of cash which will vary depending on the value of the underlying index or indices on the final determination date and over the term of the securities, as described below.

•	for bull market securities,

º	for securities linked to a single index

➢	If the final index value is greater than the initial index value: a fixed amount of cash specified in the applicable pricing supplement, which is greater than the stated principal amount

➢
If the final index value is less than or equal to the initial index value but the index value has not declined to or below the specified trigger level at any time during the observation period: the stated principal amount

➢
If the final index value is less than or equal to the initial index value and the index value has declined to or below the specified trigger level at any time during the observation period: the stated principal amount times the index performance factor where,

Because the index performance factor will be less than or equal to 1.0, this amount will be less than or equal to the stated principal amount per security and could be zero.

º	for securities linked to more than one index

➢
If the final index values of each of the underlying indices are in each case greater than the respective initial index values: a fixed amount of cash specified in the applicable pricing supplement, which is greater than the stated principal amount

➢
If the final index value of any of the underlying indices is less than or equal to the relevant initial index value but the index value of no underlying index has declined to or below the relevant specified trigger level at any time during the observation period: the stated principal amount

➢
If the final index value of any of the underlying indices is less than or equal to the relevant initial index value and the index value of any of the underlying indices has declined to or below the relevant specified trigger level at any time during the observation period: the stated principal amount times the index performance factor where,

The underlying index with the lowest index performance factor may be, but need not be, the same underlying index that declined below the trigger level during the observation period.

Because the index performance factor will be less than or equal to 1.0, this amount will be less than or equal to the stated principal amount per security and could be zero.

•	for bear market securities,

º	for securities linked to a single index

➢	If the final index value is less than the initial index value: a fixed amount of cash specified in the applicable pricing supplement, which is greater than the stated principal amount

➢
If the final index value is greater than or equal to the initial index value but the index value has not increased to or above the specified trigger level at any time during the observation period: the stated principal amount

➢
If the final index value is greater than or equal to the initial index value and the index value has increased to or above the specified trigger level at any time during the observation period: the stated principal amount times the index performance factor where,

, provided that the index performance factor may not be less than zero.

Because the index performance factor will be less than or equal to 1.0, this amount will be less than or equal to the stated principal amount per security and could be zero.

º	for securities linked to more than one index

➢
If the final index values of each of the underlying indices are in each case less than the respective initial index values: a fixed amount of cash specified in the applicable pricing supplement, which is greater than the stated principal amount

➢
If the final index value of any of the underlying indices is greater than or equal to the relevant initial index value but the index value of no underlying index has increased to or above the relevant specified trigger level at any time during the observation period: the stated principal amount

➢
If the final index value of any of the underlying indices is greater than or equal to the relevant initial index value and the index value of any of the underlying indices has increased to or above the relevant specified trigger level at any time during the observation period: the stated principal amount times the index performance factor where

, provided that the index performance factor may not be less than zero.

The underlying index with the lowest index performance factor may be, but need not be, the same underlying index that increased above the trigger level during the observation period.

Because the index performance factor will be less than or equal to 1.0, this amount will be less than or equal to the stated principal amount per security and could be zero.

•	for auto-callable buffered securities,

º	for bull market auto-callable buffered securities linked to a single index

➢	If the final index value is greater than the initial index value: a fixed amount of cash specified in the applicable pricing supplement, which is greater than the stated principal amount

➢
If the final index value is less than or equal to the initial index value but has decreased by an amount less than or equal to the buffer amount from the initial index value: the stated principal amount

➢
If the final index value is less than or equal to the initial index value and has decreased by an amount greater than the buffer amount from the initial index value: the stated principal amount times the index performance factor, plus the minimum payment at maturity where,

This payment will be less than the stated principal amount; however, the payment at maturity for each stated principal amount will not be less than the minimum payment at maturity, which will be the stated principal amount times the buffer amount.

º	for bear market auto-callable buffered securities linked to a single index

➢	If the final index value is less than the initial index value: a fixed amount of cash specified in the applicable pricing supplement, which is greater than the stated principal amount

➢
If the final index value is greater than or equal to the initial index value but the index value has increased by an amount less than or equal to the buffer amount from the initial index value: the stated principal amount

➢
If the final index value is greater than or equal to the initial index value and the index value has increased by an amount greater than the buffer amount from the initial index value: the stated principal amount times the index performance factor, plus the minimum payment at maturity where,

, provided that the index performance factor may not be less than zero.

This payment will be less than the stated principal amount; however, the payment at maturity for each stated principal amount will not be less than the minimum payment at maturity, which will be the stated principal amount times the buffer amount.

Postponement of Determination Dates

In the calculation of the index closing value(s) on each of the determination dates, including the final index value(s), the Calculation Agent will take into account market disruption events and non-index business days as follows:

For issuances of securities linked to a single index:  If any scheduled determination date is not an index business day or if there is a market disruption event on such date, such determination date shall be the next succeeding index business day on which there is no market disruption event; provided that if a market disruption event has occurred on each of the five consecutive index business days immediately succeeding such scheduled determination date, then (i) such fifth succeeding index business day will be deemed to be the relevant determination date notwithstanding the occurrence of a market disruption event on such date and (ii) with respect to any such fifth index business day on which a market disruption event occurs, the Calculation Agent will determine the index closing value of the underlying index on such fifth index business day in accordance with the formula for and method of calculating such underlying index last in effect prior to the commencement of the market disruption event, without rebalancing or substitution, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) on such index business day of each security most recently constituting the underlying index.

For issuances of securities linked to more than one index:  If any scheduled determination date is not an index business day or if there is a market disruption event on such date with respect to any underlying index, such determination date with respect to that underlying index shall be the next succeeding index business day with respect to that underlying index on which there is no market disruption event with respect to that underlying index; provided that if a market disruption event with respect to that underlying index has occurred on each of the five consecutive index business days with respect to that underlying index immediately succeeding such scheduled determination date, then (i) such fifth succeeding index business day will be deemed to be the relevant determination date for that disrupted underlying index, notwithstanding the occurrence of a market disruption event with respect to that underlying index on such date and (ii) with respect to any such fifth index business day on which a market disruption event occurs with respect to that underlying index, the Calculation Agent will determine the index closing value of that underlying index on such fifth index business day in accordance with the formula for and method of calculating that underlying index last in effect prior to the commencement of the market disruption event, without rebalancing or substitution, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) on such index business day of each security most recently constituting that disrupted underlying index.

Alternate Exchange Calculation in Case of an Event of Default

If an event of default (as defined in the accompanying prospectus) with respect to any issuance of securities shall have occurred and be continuing, the amount declared due and payable upon any acceleration of such securities (the “Acceleration Amount”) will be an amount, determined by the Calculation Agent in its sole discretion, that is equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations (including any accrued and unpaid interest calculated as if the date of acceleration were the next succeeding determination date and on a 30/360 basis) with respect to the securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the securities.  That cost will equal:

•	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

•	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the securities in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the securities, which we describe below, the holders of the securities and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking.  If either party obtains a quotation, it must notify the other party in writing of the quotation.  The amount referred to in the first bullet point above will equal the lowest—or, if there is only one, the only—quotation obtained, and as to which notice is so given, during the default quotation period.  With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Notwithstanding the foregoing, if a voluntary or involuntary liquidation, bankruptcy or insolvency of, or any analogous proceeding is filed with respect to Morgan Stanley, then depending on applicable bankruptcy law, your claim may be limited to an amount that could be less than the default amount.

If the maturity of the securities is accelerated because of an event of default as described above, we shall, or shall cause the Calculation Agent to, provide written notice to the Trustee at its New York office, on which notice the Trustee may conclusively rely, and to the Depositary of the Acceleration Amount due with respect to the securities as promptly as possible and in no event later than two business days after the date of such acceleration.

Default Quotation Period

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

•	no quotation of the kind referred to above is obtained, or

•	every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above.  If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the final valuation date, then the default amount will equal the principal amount of the securities.

Qualified Financial Institutions

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States or Europe, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

•	A-2 or higher by Standard & Poor’s Ratings Services or any successor, or any other comparable rating then used by that rating agency, or

•	P-2 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

Discontinuance of Any Underlying Index; Alteration of Method of Calculation

If the underlying index publisher discontinues publication of an underlying index and such underlying index publisher or another entity (including MS & Co.) publishes a successor or substitute index that MS & Co., as the Calculation Agent, determines, in its sole discretion, to be comparable to the discontinued underlying index (such index being referred to herein as a “successor index”), then any subsequent index closing value will be determined by reference to the published value of such successor index at the regular weekday close of trading on any index business day that the index closing value is to be determined, and any subsequent index value will be determined by reference to such successor index.

Upon any selection by the Calculation Agent of a successor index, the Calculation Agent will cause written notice thereof to be furnished to the Trustee, to us and to the Depositary, as holder of the securities, within three business days of such selection. We expect that such notice will be made available to you, as a beneficial owner of the securities, in accordance with the standard rules and procedures of the Depositary and its direct and indirect participants.

If the underlying index publisher discontinues publication of an underlying index prior to, and such discontinuance is continuing on, any determination date or any index business day (on which determination need be made as to whether the index value has reached the trigger level) and MS & Co., as the Calculation Agent, determines, in its sole discretion, that no successor index is available at such time, then the Calculation Agent will determine the index closing value for such date. Following any such determination, the Calculation Agent will not compute the index value on any index business day on an intra-day basis and will instead rely on the index closing value as computed by the Calculation Agent for the purpose of determining whether the index value decreases to or below the trigger level or rises to or above the trigger level, as applicable. The index closing value will be computed by the Calculation Agent in accordance with the formula for and method of calculating such underlying index last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the relevant exchange on such date of each security most recently constituting such underlying index without any rebalancing or substitution of such securities following such discontinuance. Notwithstanding these alternative arrangements, discontinuance of the publication of such underlying index may adversely affect the value of the securities.

If at any time the method of calculating an underlying index or successor index, or the value thereof, is changed in a material respect, or if such underlying index or successor index is in any other way modified so that such underlying index does not, in the opinion of MS & Co., as the Calculation Agent, fairly represent the value of such underlying index or such successor index had such changes or modifications not been made, then, from and after such time, the Calculation Agent will, at the close of business in New York City on each date or during such day on which the index closing value or the index value, respectively, is to be determined, make such calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a value of a stock index comparable to such underlying index or successor index, as the case may be, as if such changes or modifications had not been made, and the Calculation Agent will calculate the index closing values and index values with reference to such underlying index or successor index, as adjusted. Accordingly, if the method of calculating such underlying index or successor index is modified so that the value of such index is a fraction of what it would have been if it had not been modified (e.g., due to a split in the index), then the Calculation Agent will adjust such index in order to arrive at a value of such underlying index or successor index as if it had not been modified (e.g., as if such split had not occurred).

Auto-Callable Securities Linked to Underlying Shares

This section describes the terms and provisions specific to the securities linked, in whole or in part, to shares of a common stock, American depositary shares representing the ordinary shares of an underlying company or shares of an exchange-traded fund specified in the applicable pricing supplement, which we refer to as underlying shares.

Some Definitions. For purposes of the securities linked, in whole or in part, to underlying shares, the following definitions shall apply in addition to or in substitution of, as applicable, the definitions provided under “Description of Auto-Callable Securities—General Terms of the Securities—Some Definitions.”

“adjustment factor” means a number which is initially 1.0 and will be subject to adjustment for certain events affecting the underlying shares. See “—Antidilution Adjustments” below.

“closing price” for the underlying shares (or one unit of any other security for which a closing price must be determined) on any trading day means, subject to the provisions set out under “Description of Auto-Callable Securities—Auto-Callable Securities Linked to Underlying Shares—Discontinuance of the Underlying Shares of an Exchange-Traded Fund and/or Share Underlying Index; Alteration of Method of Calculation” below:

(i)
if the underlying shares (or any such other security) are listed on a national securities exchange (other than the NASDAQ), the last reported sale price, regular way, of the principal trading session on such day on the principal national securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on which the underlying shares (or any such other security) are listed,

(ii)	if the underlying shares (or any such other security) are securities of the NASDAQ, the official closing price published by the NASDAQ on such day, or

(iii)
if the underlying shares (or any such other security) are not listed on any national securities exchange but are included in the OTC Bulletin Board Service (the “OTC Bulletin Board”) operated by the Financial Industry Regulatory Authority, Inc. (“FINRA”), the last reported sale price of the principal trading session on the OTC Bulletin Board on such day.

If the underlying shares (or any such other security) are listed on any national securities exchange but the last reported sale price or the official closing price published by the NASDAQ, as applicable, is not available pursuant to the preceding sentence, then the closing price for one underlying share (or one unit of any such other security) on any trading day will mean the last reported sale price of the principal trading session on the over-the-counter market as reported on the NASDAQ or the OTC Bulletin Board on such day. If a market disruption event (as defined below) occurs with respect to the underlying shares (or any such other security) or the last reported sale price or the official closing price published by the NASDAQ, as applicable, for the underlying shares (or any such other security) is not available pursuant to either of the two preceding sentences, then the closing price for any trading day will be the mean, as determined by the Calculation Agent, of the bid prices for the underlying shares (or any such other security) for such trading day obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the Calculation Agent. Bids of Morgan Stanley & Co. LLC and its successors or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. If no bid prices are provided from any third party dealers, the closing price will be determined by the Calculation Agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant. The term “OTC Bulletin Board Service” will include any successor service thereto. See “Description of Auto-Callable Securities—Auto-Callable Securities Linked to Underlying Shares—Discontinuance of the Underlying Shares of an Exchange-Traded Fund and/or Share Underlying Index; Alteration of Method of Calculation” below.

“determination closing price” means the closing price of one underlying share times the adjustment factor, each as determined by the Calculation Agent on any determination date prior to the final determination date.

“final share price” means the closing price of one underlying share times the adjustment factor, each as determined by the Calculation Agent on the final determination date.

“initial share price” means the closing price of one underlying share times the adjustment factor, each as determined by the Calculation Agent on the pricing date, or as otherwise specified in the applicable pricing supplement.

“intraday price” for the underlying shares (or one unit of any other security for which an intraday price must be determined) at any time during any trading day (including at the close) means, subject to the provisions set out under “Description of Auto-Callable Securities—Auto-Callable Securities Linked to Underlying Shares—Discontinuance of the Underlying Shares of an Exchange-Traded Fund and/or Share Underlying Index; Alteration of Method of Calculation” below:

(i)
if the underlying shares (or any such other security) are listed on a national securities exchange (other than the NASDAQ), the most recently reported sale price, regular way, at such time during the principal trading session on such day on the principal national securities exchange registered under the Exchange Act on which the underlying shares (or any such other security) are listed,

(ii)
if the underlying shares (or any such other security) are securities of the NASDAQ, the most recently reported sale price, regular way, at such time during the principal trading session on such day quoted by the NASDAQ, or

(iii)
if the underlying shares (or any such other security) are not listed on any national securities exchange but are included in the OTC Bulletin Board, the most recently reported sale price at such time during the principal trading session on the OTC Bulletin Board on such day.

“market disruption event” means,

(a) with respect to underlying shares of a common stock or American depositary shares:

(i)
a suspension, absence or material limitation of trading of the underlying shares or the ordinary shares represented by such underlying shares on the primary market for the underlying shares or the ordinary shares represented by such underlying shares for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or a breakdown or failure in the price and trade reporting systems of the primary market for the underlying shares or the ordinary shares represented by such underlying shares as a result of which the reported trading prices for the underlying shares or the ordinary shares represented by such underlying shares during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or the suspension, absence or material limitation of trading on the primary market for trading in options contracts related to the underlying shares or the ordinary shares represented by such underlying shares, if available, during the one-half hour period preceding the close of the principal trading session in the applicable market, in each case as determined by the Calculation Agent in its sole discretion; and

(ii)
a determination by the Calculation Agent in its sole discretion that any event described in clauses (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the securities linked to underlying shares.

For the purpose of determining whether a market disruption event has occurred: (1) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the primary market, (2) a decision to permanently discontinue trading in the relevant options contract will not constitute a market disruption event, (3) a suspension of trading in options contracts on the underlying shares or the ordinary shares represented by such underlying shares by the primary securities market trading in such contracts by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in options contracts related to the underlying shares or the ordinary shares represented by such underlying shares and (4) a suspension, absence or material limitation of trading on the primary securities market on which options contracts related to the underlying shares or the ordinary shares represented by such underlying shares are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

(b) with respect to underlying shares of an exchange-traded fund:

(i)
the occurrence or existence of a suspension, absence or material limitation of trading of the underlying shares on the primary market for the underlying shares for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or a breakdown or failure in the price and trade reporting systems of the primary market for the underlying shares as a result of which the reported trading prices for the underlying shares during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or the suspension, absence or material limitation of trading on the primary market for trading in futures or options contracts related to the underlying shares, if available, during the one-half hour period preceding the close of the principal trading session in the applicable market, in each case as determined by the Calculation Agent in its sole discretion;

(ii)
the occurrence or existence of a suspension, absence or material limitation of trading of stocks then constituting 20 percent or more of the value of the share underlying index on the relevant exchanges for such securities for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such relevant exchanges, in each case as determined by the Calculation Agent in its sole discretion; or

(iii)
the suspension, material limitation or absence of trading on any major U.S. securities market for trading in futures or options contracts related to the share underlying index or the underlying shares for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market, in each case as determined by the Calculation Agent in its sole discretion; and

(iv)
a determination by the Calculation Agent in its sole discretion that any event described in clauses (i), (ii) or (iii) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the securities linked to underlying shares.

For the purpose of determining whether a market disruption event exists at any time, if trading in a security included in the share underlying index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of the share underlying index shall be based on a comparison of (x) the portion of the level of the share underlying index attributable to that security relative to (y) the overall level of the share underlying index, in each case immediately before that suspension or limitation.

For the purpose of determining whether a market disruption event has occurred: (1) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange or market, (2) a decision to permanently discontinue trading in the relevant futures or options contract will not constitute a market disruption event, (3) a suspension of trading in futures or options contracts on the share underlying index or the underlying shares by the primary securities market trading in such contracts by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in futures or options contracts related to the share underlying index or the underlying shares and (4) a “suspension, absence or material limitation of trading” on any relevant exchange or on the primary market on which futures or options contracts related to the share underlying index or the underlying shares are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances. Upon any permanent discontinuance of trading in the underlying shares, see “––Discontinuance of the Underlying Shares of an Exchange-Traded Fund and/or Share Underlying Index; Alteration of Method of Calculation” below.

“observation period” means, unless otherwise specified in the applicable pricing supplement, the period of regular trading hours on each trading day on which there is no market disruption event with respect to the underlying shares during the period from but excluding the pricing date to and including the final determination date.

“relevant exchange” means the primary exchange or market of trading for any security (or any combination thereof) then included in the share underlying index or any successor index.

“share underlying index” means the index which the relevant exchange-traded fund generally seeks to track.

“trading price” means the intraday price of one underlying share times the adjustment factor, each as determined by the Calculation Agent at any time on any day.

“underlying share” means the share of the common stock or of the exchange-traded fund specified in the applicable pricing supplement, the performance of which underlies the securities linked to underlying shares.

Other terms of the securities linked to underlying shares are described in the following paragraphs.

Payment Pursuant to Automatic Early Redemption

On any determination date other than the final determination date, the securities linked to underlying shares will be subject to automatic early redemption, as described below.

•	for bull market securities linked to underlying shares,

º
for securities linked to a single underlying share: If the determination closing price of the underlying share on any determination date other than the final determination date is greater than the initial share price, the securities will be automatically redeemed on the fifth business day following the relevant determination date for an early redemption payment specified for the relevant determination date in the applicable pricing supplement. The early redemption payment will be an amount of cash that is greater than the stated principal amount of the securities.

º
for securities linked to more than one underlying share: If the determination closing prices of each of the underlying shares on any determination date other than the final determination date are greater than the respective initial share prices, the securities will be automatically redeemed on the fifth business day following the relevant determination date for an early redemption payment specified for the relevant determination date in the applicable pricing supplement. The early redemption payment will be an amount of cash that is greater than the stated principal amount of the securities.

•	for bear market securities linked to underlying shares,

º
for securities linked to a single underlying share: If the determination closing price of the underlying share on any determination date other than the final determination date is less than the initial share price, the securities will be automatically redeemed on the fifth business day following the relevant determination date for an early redemption payment specified for the relevant determination date in the applicable pricing supplement. The early redemption payment will be an amount of cash that is greater than the stated principal amount of the securities.

º
for securities linked to more than one underlying share: If the determination closing prices of each of the underlying indices on any determination date other than the final determination date are less than the respective initial share prices, the securities will be automatically redeemed on the fifth business day following the relevant determination date for an early redemption payment specified for the relevant determination date in the applicable pricing supplement. The early redemption payment will be an amount of cash that is greater than the stated principal amount of the securities.

Payment at Maturity

At maturity, if the securities linked to underlying shares have not previously been automatically redeemed, upon delivery of the securities to the Trustee, we will pay with respect to each security an amount of cash which will vary depending on the value of the underlying shares on the final determination date and over the term of the securities, as described below.

•	for bull market securities linked to underlying shares,

º	for securities linked to a single underlying share:

➢	If the final share price is greater than the initial share price: a fixed amount of cash specified in the applicable pricing supplement, which is greater than the stated principal amount

➢
If the final share price is less than or equal to the initial share price but the trading price has not declined to or below the specified trigger level at any time during the observation period: the stated principal amount

➢
If the final share price is less than or equal to the initial share price and the trading price has declined to or below the specified trigger level at any time during the observation period: the stated principal amount times the share performance factor where,

Because the share performance factor will be less than or equal to 1.0, this amount will be less than or equal to the stated principal amount per security and could be zero.

º	for securities linked to more than one underlying share:

➢
If the final share prices of each of the underlying shares are in each case greater than the respective initial share prices: a fixed amount of cash specified in the applicable pricing supplement, which is greater than the stated principal amount

➢
If the final share price of any of the underlying shares is less than or equal to the relevant initial share price but the trading price of no underlying share has declined to or below the relevant specified trigger level at any time during the observation period: the stated principal amount

➢
If the final share price of any of the underlying shares is less than or equal to the relevant initial share price and the trading price of any of the underlying shares has declined to or below the relevant specified trigger level at any time during the observation period: the stated principal amount times the share performance factor where,

The underlying share with the lowest share performance factor may be, but need not be, the same underlying index that declined below the trigger level during the observation period.

Because the share performance factor will be less than or equal to 1.0, this amount will be less than or equal to the stated principal amount per security and could be zero.

•	for bear market securities linked to underlying shares,

º	for securities linked to a single underlying share:

➢	If the final share price is less than the initial share price: a fixed amount of cash specified in the applicable pricing supplement, which is greater than the stated principal amount

➢
If the final share price is greater than or equal to the initial share price but the trading price has not increased to or above the specified trigger level at any time during the observation period: the stated principal amount

➢
If the final share price is greater than or equal to the initial share price and the trading price has increased to or above the specified trigger level at any time during the observation period: the stated principal amount times the share performance factor where,

, provided that the share performance factor may not be less than zero.

Because the share performance factor will be less than or equal to 1.0, this amount will be less than or equal to the stated principal amount per security and could be zero.

º	for securities linked to more than one underlying share:

➢
If the final share prices of each of the underlying shares are in each case less than the respective initial share prices: a fixed amount of cash specified in the applicable pricing supplement, which is greater than the stated principal amount

➢
If the final share price of any of the underlying shares is greater than or equal to the relevant initial share price but the trading price of no underlying share has increased to or above the relevant specified trigger level at any time during the observation period: the stated principal amount

➢
If the final share price of any of the underlying shares is greater than or equal to the relevant initial share price and the trading price of any of the underlying shares has increased to or above the relevant specified trigger level at any time during the observation period: the stated principal amount times the share performance factor where,

, provided that the share performance factor may not be less than zero.

The underlying share with the lowest share performance factor may be, but need not be, the same underlying share that increased above the trigger level during the observation period.

Because the share performance factor will be less than or equal to 1.0, this amount will be less than or equal to the stated principal amount per security and could be zero.

•	for auto-callable buffered securities linked to underlying shares

Auto-callable securities linked to underlying shares may also be issued as auto-callable buffered securities. The terms applicable to such auto-callable buffered securities will be as specified in the applicable pricing supplement.

Postponement of Determination Dates

In the calculation of the determination closing prices and the final share price, the Calculation Agent will take into account market disruption events and non-trading days as follows:

For issuances of securities linked to a single underlying share:  If any scheduled determination date is not a trading day or if there is a market disruption event on such date, such determination date shall be the next succeeding trading day on which there is no market disruption event; provided that if a market disruption event has occurred on each of the five consecutive trading days immediately succeeding such scheduled determination date, then (i) such fifth succeeding trading day will be deemed to be the relevant determination date notwithstanding the occurrence of a market disruption event on such date and (ii) with respect to any such fifth trading day on which a market disruption event occurs, the Calculation Agent will determine the determination closing price or the final share price, as applicable, of the underlying share on such fifth trading day based on the mean of the bid prices for the underlying share for such date obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the Calculation Agent. Bids of MS & Co. or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. If no bid prices are provided from any third party dealers, the determination closing price or the final share price, as applicable, will be determined by the Calculation Agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant.

For issuances of securities linked to more than one underlying share:  If any scheduled determination date is not a trading day or if there is a market disruption event on such date with respect to any underlying share, such determination date solely with respect to that underlying share shall be the next succeeding trading day on which there is no market disruption event with respect to that underlying share; provided that if a market disruption event with respect to that underlying share has occurred on each of the five consecutive trading days immediately succeeding such scheduled determination date, then (i) such fifth succeeding trading day will be deemed to be the relevant determination date for that disrupted underlying share, notwithstanding the occurrence of a market disruption event with respect to that underlying share on such date and (ii) with respect to any such fifth trading day on which a market disruption event occurs with respect to that underlying share, the Calculation Agent will determine the determination closing price or the final share price, as applicable, of that underlying share on such fifth trading day based on the mean of the bid prices for that underlying share for such date obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the Calculation Agent. Bids of MS & Co. or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. If no bid prices are provided from any third party dealers, the determination closing price or the final share price, as applicable, will be determined by the Calculation Agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant.

Antidilution Adjustments

•	in case underlying shares are shares of an exchange-traded fund,

If the underlying shares are subject to a stock split or reverse stock split, then once such split has become effective, the adjustment factor will be adjusted to equal the product of the prior adjustment factor and the number of shares issued in such stock split or reverse stock split with respect to one underlying share. No adjustment to the adjustment factor will be required unless such adjustment would require a change of at least 0.1% in the adjustment factor then in effect. Any number so adjusted will be rounded to the nearest one hundred-thousandth, with five one-millionths being rounded upward.

•	in case underlying shares are shares of common stock or American depositary shares

1. If the underlying shares (or any ordinary shares represented by such underlying shares (the “underlying ordinary shares”)) are subject to a stock split or reverse stock split, then once such split has become effective, the adjustment factor will be adjusted to equal the product of the prior adjustment factor and the number of shares issued in such stock split or reverse stock split with respect to one underlying share or the underlying ordinary shares; provided, however, that, with respect to the underlying shares that are American depositary shares, if (and to the extent that) the underlying company or the depositary for such underlying shares has adjusted the number of underlying ordinary shares represented by each underlying share so that the price of the underlying shares would not be affected by such stock split or reverse stock split, no adjustment will be made to the adjustment factor.

2. If the underlying shares (or the underlying ordinary shares) are subject (i) to a stock dividend (issuance of additional underlying shares or underlying ordinary shares) that is given ratably to all holders of underlying shares or (ii) to a distribution of the underlying shares or underlying ordinary shares as a result of the triggering of any provision of the corporate charter of the underlying company, then once the dividend has become effective and the underlying shares is trading ex-dividend, the adjustment factor will be adjusted so that the new adjustment factor shall equal the prior adjustment factor plus the product of (i) the number of shares issued with respect to one underlying share and (ii) the prior adjustment factor; provided, however, that, with respect to the underlying shares that are American depositary shares, if (and to the extent that) the underlying company or the depositary for such underlying shares has adjusted the number of underlying ordinary shares represented by each underlying share so that the price of the underlying shares would not be affected by such stock dividend or stock distribution, no adjustment will be made to the adjustment factor.

3. If the underlying company issues rights or warrants to all holders of the underlying shares (or the underlying ordinary shares) to subscribe for or purchase the underlying shares (or the underlying ordinary shares) at an exercise price per share less than the closing price of the underlying shares (or the underlying ordinary shares) on both (i) the date the exercise price of such rights or warrants is determined and (ii) the expiration date of such rights or warrants, and if the expiration date of such rights or warrants precedes the maturity of the securities, then the adjustment factor will be (x) in the case of the underlying shares that are shares of the common stock, adjusted to equal the product of the prior adjustment factor and a fraction, the numerator of which shall be the number of underlying shares outstanding immediately prior to the issuance of such rights or warrants plus the number of additional underlying shares offered for subscription or purchase pursuant to such rights or warrants and the denominator of which shall be the number of shares of the underlying shares outstanding immediately prior to the issuance of such rights or warrants plus the number of additional underlying shares which the aggregate offering price of the total number of underlying shares so offered for subscription or purchase pursuant to such rights or warrants would purchase at the closing price on the expiration date of such rights or warrants, which shall be determined by multiplying such total number of shares offered by the exercise price of such rights or warrants and dividing the product so obtained by such closing price and (y) in the case of the underlying shares that are American depositary shares, proportionally adjusted; provided, however, that, if (and to the extent that) the underlying company or the depositary for such underlying shares has adjusted the number of underlying ordinary shares represented by each underlying share so that the price of the underlying shares would not be affected by such rights or warrants, no adjustment will be made to the adjustment factor.

4. There will be no adjustments to the adjustment factor to reflect cash dividends or other distributions paid with respect to the underlying shares (or the underlying ordinary shares) other than distributions described in paragraph 2, paragraph 3 and clauses (i), (iv) and (v) of paragraph 5 below and Extraordinary Dividends as described below. For underlying shares that are American depositary shares, cash dividends or other distributions paid on the underlying ordinary shares shall not be considered Extraordinary Dividends unless the net amount of such cash dividends or other distributions, when passed through to the holder of such underlying shares, would constitute Extraordinary Dividends as described below. A cash dividend or other distribution with respect to the underlying shares will be deemed to be an “Extraordinary Dividend” if such cash dividend or distribution exceeds the immediately preceding non-Extraordinary Dividend for the underlying shares by an amount equal to at least 10% of the closing price of the underlying shares (as adjusted for any subsequent corporate event requiring an adjustment hereunder, such as a stock split or reverse stock split) on the trading day preceding the ex-dividend date (that is, the day on and after which transactions in the underlying shares on the primary U.S. organized securities exchange or trading system on which the underlying shares are traded no longer carry the right to receive that cash dividend or that cash distribution) for the payment of such Extraordinary Dividend. If an Extraordinary Dividend occurs with respect to the underlying shares, the adjustment factor with respect to the underlying shares will be adjusted on the ex-dividend date with respect to such Extraordinary Dividend so that the new adjustment factor will equal the product of (i) the then current adjustment factor and (ii) a fraction, the numerator of which is the closing price on the trading day preceding the ex-dividend date, and the denominator of which is the amount by which the closing price on the trading day preceding the ex-dividend date exceeds the Extraordinary Dividend Amount. The “Extraordinary Dividend Amount” with respect to an Extraordinary Dividend for the underlying shares will equal (i) in the case of cash dividends or other distributions that constitute regular dividends, the amount per share of such Extraordinary Dividend minus the amount per share of the immediately preceding non-Extraordinary Dividend for the underlying shares or (ii) in the case of cash dividends or other distributions that do not constitute regular dividends, the amount per share of such Extraordinary Dividend. To the extent an Extraordinary Dividend is not paid in cash, the value of the non-cash component will be determined by the Calculation Agent, whose determination shall be conclusive. A distribution on the underlying shares described in clause (i), (iv) or (v) of paragraph 5 below that also constitutes an Extraordinary Dividend shall cause an adjustment to the adjustment factor pursuant only to clause (i), (iv) or (v) of paragraph 5, as applicable.

5. If (i) there occurs any reclassification or change of the underlying shares (or the underlying ordinary shares), including, without limitation, as a result of the issuance of any tracking stock by the underlying company, (ii) the underlying company or any surviving entity or subsequent surviving entity of the underlying company (the “successor corporation”) has been subject to a merger, combination or consolidation and is not the surviving entity, (iii) any statutory exchange of securities of the underlying company or any successor corporation with another corporation occurs (other than pursuant to clause (ii) above), (iv) the underlying company is liquidated, (v) the underlying company issues to all of its shareholders equity securities of an issuer other than the underlying company (other than in a transaction described in clause (ii), (iii) or (iv) above) (a “Spin-Off Event”) or (vi) a tender or exchange offer or going-private transaction is consummated for all the outstanding shares of the underlying shares (or the underlying ordinary shares) (any such event in clauses (i) through (vi), a “Reorganization Event”), the method of determining whether an early redemption has occurred and the amount payable upon an early redemption date or at maturity for each security will be as follows:

For bull market auto-callable securities linked to underlying shares of a single underlying company:

o
Upon any determination date following the effective date of a Reorganization Event and prior to the final determination date: If the Exchange Property Value (as defined below) is greater than the initial share price, the securities will be automatically redeemed for the early redemption payment on the early redemption date; or

o
Upon the final determination date, if the securities have not been previously automatically redeemed: You will receive for each stated principal amount of securities that you hold a payment at maturity equal to:

➢
If the Exchange Property Value on the final determination date is greater than the initial share price: a fixed amount of cash specified in the applicable pricing supplement, which is greater than the stated principal amount

➢
If the Exchange Property Value on the final determination date is less than or equal to the initial share price but (x) the trading price has not decreased to or below the trigger level at any time during the period of regular trading hours on each trading day during the period from but excluding the pricing date to but excluding the effective date of the Reorganization Event and (y) the Exchange Property Value at any time on any trading day from and including the effective date of the Reorganization Event to and including the final determination date has not decreased to or below the trigger level: the stated principal amount

➢
If the Exchange Property Value on the final determination date is less than or equal to the initial share price and (x) the trading price has decreased to or below the trigger level at any time during the period of regular trading hours on each trading day during the period from but excluding the pricing date to but excluding the effective date of the Reorganization Event or (y) the Exchange Property Value at any time on any trading day from and including the effective date of the Reorganization Event to and including the final determination date has decreased to or below the trigger level: the stated principal amount of each security times the amount equal to the Exchange Property Value divided by the initial share price

For bull market auto-callable buffered securities linked to underlying shares of a single underlying company:

o
Upon any determination date following the effective date of a Reorganization Event and prior to the final determination date: If the Exchange Property Value is greater than the initial share price, the securities will be automatically redeemed for the early redemption payment on the early redemption date; or

o
Upon the final determination date, if the securities have not been previously automatically redeemed: You will receive for each stated principal amount of securities that you hold a payment at maturity equal to:

➢
If the Exchange Property Value on the final determination date is greater than the initial share price: a fixed amount of cash specified in the applicable pricing supplement, which is greater than the stated principal amount

➢
If the Exchange Property Value on the final determination date is less than or equal to the initial share price but has decreased by an amount less than or equal to the buffer amount from the initial index value: the stated principal amount

➢
If the Exchange Property Value on the final determination date is less than or equal to the initial share price and has decreased by an amount greater than the buffer amount from the initial index value: the stated principal amount of each security times the amount equal to the (Exchange Property Value divided by the initial share price), plus the minimum payment at maturity

For bear market auto-callable securities linked to underlying shares of a single underlying company:

o
Upon any determination date following the effective date of a Reorganization Event and prior to the final determination date: If the Exchange Property Value is less than the initial share price, the securities will be automatically redeemed for the early redemption payment on the early redemption date; or

o
Upon the final determination date, if the securities have not been previously automatically redeemed: You will receive for each stated principal amount of securities that you hold a payment at maturity equal to:

➢
If the Exchange Property Value on the final determination date is less than the initial share price: a fixed amount of cash specified in the applicable pricing supplement, which is greater than the stated principal amount

➢
If the Exchange Property Value on the final determination date is greater than or equal to the initial share price but (x) the trading price has not increased to or above the trigger level at any time during the period of regular trading hours on each trading day during the period from but excluding the pricing date to but excluding the effective date of the Reorganization Event and (y) the Exchange Property Value at any time on any trading day from and including the effective date of the Reorganization Event to and including the final determination date has not increased to or above the trigger level: the stated principal amount

➢
If the Exchange Property Value on the final determination date is greater than or equal to the initial share price and (x) the trading price has increased to or above the trigger level at any time during the period of regular trading hours on each trading day during the period from but excluding the pricing date to but excluding the effective date of the Reorganization Event or (y) the Exchange Property Value at any time on any trading day from and including the effective date of the Reorganization Event to and including the final determination date has increased to or above the trigger level: the stated principal amount of each security times the amount equal to [1 – (Exchange Property Value – initial share price)/initial share price].

For bear market auto-callable buffered securities linked to underlying shares of a single underlying company:

o
Upon any determination date following the effective date of a Reorganization Event and prior to the final determination date: If the Exchange Property Value is less than the initial share price, the securities will be automatically redeemed for the early redemption payment on the early redemption date; or

o
Upon the final determination date, if the securities have not been previously automatically redeemed: You will receive for each stated principal amount of securities that you hold a payment at maturity equal to:

➢
If the Exchange Property Value on the final determination date is less than the initial share price: a fixed amount of cash specified in the applicable pricing supplement, which is greater than the stated principal amount

➢
If the Exchange Property Value on the final determination date is greater than or equal to the initial share price but the index value has increased by an amount less than or equal to the buffer amount from the initial index value: the stated principal amount

➢
If the Exchange Property Value on the final determination date is greater than or equal to the initial share price and the index value has increased by an amount greater than the buffer amount from the initial index value: the stated principal amount of each security times the amount equal to [1 – (Exchange Property Value – initial share price)/initial share price], plus the minimum payment at maturity

For bull market auto-callable securities linked to underlying shares of more than one underlying company:

o
Upon any determination date following the effective date of a Reorganization Event with respect to any underlying shares and prior to the final determination date: If the Exchange Property Value for such underlying shares (“affected shares”) is greater than the initial share price for such affected shares and the closing price of the underlying shares of each other underlying company is greater than the initial share price for such underlying shares, the securities will be automatically redeemed for the early redemption payment on the early redemption date; or

o
Upon the final determination date, if the securities have not been previously automatically redeemed: You will receive for each stated principal amount of securities that you hold a payment at maturity equal to:

➢
If the Exchange Property Value with respect to all affected shares on the final determination date is greater than the initial share price of such affected shares and the closing price of the underlying shares of each other underlying company is greater than the initial share price for such underlying shares: a fixed amount of cash specified in the applicable pricing supplement, which is greater than the stated principal amount

➢
If the Exchange Property Value with respect to all affected shares on the final determination date is less than or equal to the initial share price of such affected shares or the closing price of any other underlying shares is less than or equal to the initial share price for such underlying shares but (x) the trading price for all affected shares has not decreased to or below the trigger level for such affected shares at any time during the period of regular trading hours on each trading day during the period from but excluding the pricing date to but excluding the effective date of the Reorganization Event, (y) the Exchange Property Value for all affected shares has not decreased to or below the trigger level for such affected shares at any time during the period of regular trading hours on each trading day during the period from and including the effective date of the Reorganization Event to and including the final determination date and (z) the trading price of the underlying shares of each other underlying company has not decreased to or below the trigger level for such underlying shares at any time during the observation period: the stated principal amount

➢
If the Exchange Property Value with respect to all affected shares on the final determination date is less than or equal to the initial share price of such affected shares or the closing price of any other underlying shares is less than or equal to the initial share price for such underlying shares and (x) the trading price of any affected shares has decreased to or below the trigger level for such affected shares at any time during the period of regular trading hours on each trading day during the period from but excluding the pricing date to but excluding the effective date of the Reorganization Event, (y) the Exchange Property Value for any affected shares has decreased to or below the trigger level for such affected shares at any time during the period of regular trading hours on each trading day during the period from and including the effective date of the Reorganization Event to and including the final determination date or (z) the trading price of any other underlying shares has decreased to or below the trigger level for such underlying shares at any time during the observation period: the stated principal amount times an amount equal to the lesser of (i) the Exchange Property Value for all affected shares on the final determination date divided by the initial share price for such affected shares if the Exchange Property Value for such affected shares on the final determination date is less than or equal to the initial share price for such affected shares and (ii) the share performance factor for the underlying shares of each other underlying company if the final share price for such underlying shares is less than or equal to the initial share price for such underlying shares

For bear market auto-callable securities linked to underlying shares of more than one underlying company:

o
Upon any determination date following the effective date of a Reorganization Event with respect to any underlying shares and prior to the final determination date: If the Exchange Property Value for such underlying shares (“affected shares”) is less than the initial share price for such affected shares and the closing price of the underlying shares of each other underlying company is less than the initial share price for such underlying shares, the securities will be automatically redeemed for the early redemption payment on the early redemption date; or

o
Upon the final determination date, if the securities have not been previously automatically redeemed: You will receive for each stated principal amount of securities that you hold a payment at maturity equal to:

➢
If the Exchange Property Value with respect to all affected shares on the final determination date is less than the initial share price of such affected shares and the closing price of the underlying shares of each other underlying company is less than the initial share price for such underlying shares: a fixed amount of cash specified in the applicable pricing supplement, which is greater than the stated principal amount

➢
If the Exchange Property Value with respect to all affected shares on the final determination date is greater than or equal to the initial share price of such affected shares or the closing price of any other underlying shares is greater than or equal to the initial share price for such underlying shares but (x) the trading price for all affected shares has not increased to or above the trigger level for such affected shares at any time during the period of regular trading hours on each trading day during the period from but excluding the pricing date to but excluding the effective date of the Reorganization Event, (y) the Exchange Property Value for all affected shares has not increased to or above the trigger level for such affected shares at any time during the period of regular trading hours on each trading day during the period from and including the effective date of the Reorganization Event to and including the final determination date and (z) the trading price of the underlying shares of each other underlying company has not increased to or above the trigger level for such underlying shares at any time during the observation period: the stated principal amount

➢
If the Exchange Property Value with respect to all affected shares on the final determination date is greater than or equal to the initial share price of such affected shares or the closing price of any other underlying shares is greater than or equal to the initial share price for such underlying shares and (x) the trading price of any affected shares has increased to or above the trigger level for such affected shares at any time during the period of regular trading hours on each trading day during the period from but excluding the pricing date to but excluding the effective date of the Reorganization Event, (y) the Exchange Property Value for any affected shares has increased to or above the trigger level for such affected shares at any time during the period of regular trading hours on each trading day during the period from and including the effective date of the Reorganization Event to and including the final determination date or (z) the trading price of any other underlying shares has increased to or above the trigger level for such underlying shares at any time during the observation period: the stated principal amount times an amount equal to the lesser of (i) [1 – (Exchange Property Value – initial share price)/initial share price] if the Exchange Property Value for such affected shares on the final determination date is greater than or equal to the initial share price for such affected shares and (ii) the share performance factor for the underlying shares of each other underlying company if the final share price for such underlying shares is greater than or equal to the initial share price for such underlying shares

For purposes of determining whether or not the Exchange Property Value has decreased to or below the trigger level, in the case of bull market securities, or increased to or above the trigger level, in the case of bear market securities, at any time on any trading day from and including the time of the Reorganization Event to and including the final determination date and whether or not the Exchange Property Value is greater or less than or equal to the initial share price, (a) “Exchange Property” means securities, cash or any other assets distributed to holders of the underlying shares in or as a result of any such Reorganization Event, including (i) in the case of the issuance of tracking stock, the reclassified share of the underlying shares, (ii) in the case of a Spin-off Event, the share of the underlying shares with respect to which the spun-off security was issued, and (iii) in the case of any other Reorganization Event where the underlying shares continues to be held by the holders receiving such distribution, the underlying shares and (b) “Exchange Property Value” means (x) for any cash received in any Reorganization Event, the value, as determined by the Calculation Agent, as of the date of receipt, of such cash received for one underlying share, as adjusted by the adjustment factor at the time of such Reorganization Event, (y) for any property other than cash or securities received in any such Reorganization Event, the market value, as determined by the Calculation Agent in its sole discretion, as of the date of receipt, of such Exchange Property received for one underlying share, as adjusted by the adjustment factor at the time of such Reorganization Event and (z) for any security received in any such Reorganization Event, an amount equal to the intraday price, as of the time at which the Exchange Property Value is determined, per share of such security multiplied by the quantity of such security received for each underlying share, as adjusted by the adjustment factor at the time of such Reorganization Event.

For purposes of paragraph 5 above, in the case of a consummated tender or exchange offer or going-private transaction involving consideration of particular types, Exchange Property shall be deemed to include the amount of cash or other property delivered by the offeror in the tender or exchange offer (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or a going-private transaction with respect to Exchange Property in which an offeree may elect to receive cash or other property, Exchange Property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

Following the occurrence of any Reorganization Event referred to in paragraph 5 above, all references in this pricing supplement to “the underlying shares” shall be deemed to refer to the Exchange Property and references to a “share” or “shares” of the underlying shares shall be deemed to refer to the applicable unit or units of such Exchange Property, unless the context otherwise requires.

In the event that underlying shares that are American depositary shares are no longer listed on a primary U.S. securities exchange and the underlying ordinary shares are listed on a primary U.S. securities exchange, the Calculation Agent in its sole discretion will adjust the adjustment factor for such underlying shares such that the product of the last reported sale price of such underlying shares and the adjustment factor at the last time such underlying shares were listed equals the product of the last reported sale price of the related underlying ordinary shares and such adjusted adjustment factor at such time and the related underlying ordinary shares will take the place of the underlying shares.

With respect to the underlying shares that are American depositary shares, in the event that the underlying company or the depositary for the underlying shares elects, in the absence of any of the events described in paragraph 1, 2, 3, 4 or 5 above, to change the number of the underlying ordinary shares that are represented by each underlying share, the adjustment factor on any trading day after the change becomes effective will be proportionally adjusted. In addition, if any event requiring an adjustment to be made to the adjustment factor pursuant to paragraph 2, 3, 4 or 5 above would result in a different adjustment with respect to the underlying shares than with respect to the underlying ordinary shares, the Calculation Agent will adjust the adjustment factor based solely on the effect of such event on the underlying shares.

No adjustment to the adjustment factor will be required unless such adjustment would require a change of at least 0.1% in the adjustment factor then in effect. The adjustment factor resulting from any of the adjustments specified above will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward. Adjustments to the adjustment factor will be made up to the close of business on the final determination date.

No adjustments to the adjustment factor or method of calculating the adjustment factor will be required other than those specified above. The adjustments specified above do not cover all events that could affect the trading price or the determination closing price or the final share price of the underlying shares, including, without limitation, a partial tender or exchange offer for the underlying shares or the underlying ordinary shares. However, the Calculation Agent may, in its sole discretion, make additional changes to the adjustment factor upon the occurrence of corporate or other similar events that affect or could potentially affect market prices of, or shareholders’ rights in, the underlying shares that are American depositary shares (and/or other exchange property), but only to reflect such changes, and not with the aim of changing relative investment risk.

The Calculation Agent shall be solely responsible for the determination and calculation of any adjustments to the adjustment factor or method of calculating the adjustment factor and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets (including cash) in connection with any corporate event described in paragraphs 1 through 5 above, and its determinations and calculations with respect thereto shall be conclusive in the absence of manifest error.

The Calculation Agent will provide information as to any adjustments to the adjustment factor or to the method of calculating the amount payable at maturity of the securities made pursuant to paragraph 5 above upon written request by any investor in the securities.

Alternate Exchange Calculation in Case of an Event of Default

If an event of default (as defined in the accompanying prospectus) with respect to any issuance of securities shall have occurred and be continuing, the amount declared due and payable upon any acceleration of such securities (the “Acceleration Amount”) will be an amount, determined by the Calculation Agent in its sole discretion, that is equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations (including accrued and unpaid interest calculated as if the date of acceleration were the next succeeding determination date on a 30/360 basis) with respect to the securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the securities.  That cost will equal:

•	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

•	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the securities in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the securities, which we describe below, the holders of the securities and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking.  If either party obtains a quotation, it must notify the other party in writing of the quotation.  The amount referred to in the first bullet point above will equal the lowest—or, if there is only one, the only—quotation obtained, and as to which notice is so given, during the default quotation period.  With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Notwithstanding the foregoing, if a voluntary or involuntary liquidation, bankruptcy or insolvency of, or any analogous proceeding is filed with respect to Morgan Stanley, then depending on applicable bankruptcy law, your claim may be limited to an amount that could be less than the default amount.

If the maturity of the securities is accelerated because of an event of default as described above, we shall, or shall cause the Calculation Agent to, provide written notice to the Trustee at its New York office, on which notice the Trustee may conclusively rely, and to the Depositary of the Acceleration Amount due with respect to the securities as promptly as possible and in no event later than two business days after the date of such acceleration.

Default Quotation Period

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

•	no quotation of the kind referred to above is obtained, or

•	every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above.  If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the final valuation date, then the default amount will equal the principal amount of the securities.

Qualified Financial Institutions

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States or Europe, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

•	A-2 or higher by Standard & Poor’s Ratings Services or any successor, or any other comparable rating then used by that rating agency, or

•	P-2 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

Discontinuance of the Underlying Shares of an Exchange-Traded Fund and/or Share Underlying Index; Alteration of Method of Calculation

If trading in the exchange-traded fund relating to the underlying shares on every applicable national securities exchange, on the OTC Bulletin Board and in the over-the-counter market is permanently discontinued or the exchange-traded fund relating to the underlying shares is liquidated or otherwise terminated (a “discontinuance or liquidation event”), the intraday price at any time on any trading day and closing price on any trading day following the discontinuance or liquidation event will be determined by the Calculation Agent and will be deemed to equal the product of (i)(a) the value of the share underlying index (or any successor index, as described below) at such time on such trading day, in the case of the intraday price, or (b) the closing value of the share underlying index (or any successor index, as described below) on such trading day, in the case of the closing price (in each case, taking into account any material changes in the method of calculating the share underlying index following such discontinuance or liquidation event) times (ii) a fraction, the numerator of which is the closing price of the underlying shares and the denominator of which is the closing value of the share underlying index (or any successor index, as described below), each determined as of the last day prior to the occurrence of the discontinuance or liquidation event on which a closing price of the underlying shares was available.

If, subsequent to a discontinuance or liquidation event, the index publisher of the share underlying index discontinues publication of the share underlying index and the index publisher of the share underlying index or another entity (including MS & Co.) publishes a successor or substitute index that MS & Co., as the Calculation Agent, determines, in its sole discretion, to be comparable to the discontinued share underlying index (such index being referred to herein as a “successor index”), then any subsequent intraday price at any time on any trading day, or closing price on any trading day, following a discontinuance or liquidation event will be determined by reference to (a) the published value of such successor index at such time on such trading day, in the case of the intraday price, or (b) the published value of such successor index at the regular weekday close of trading on such trading day, in the case of the closing price.

Upon any selection by the Calculation Agent of a successor index, the Calculation Agent will cause written notice thereof to be furnished to the Trustee, to us and to the Depositary, as holder of the securities, within three business days of such selection. We expect that such notice will be made available to you, as a beneficial owner of the securities, in accordance with the standard rules and procedures of the Depositary and its direct and indirect participants.

If, subsequent to a discontinuance or liquidation event, the index publisher of the share underlying index discontinues publication of the share underlying index prior to, and such discontinuance is continuing on, any determination date or any day on which the trading price or the closing price is to be determined and MS & Co., as the Calculation Agent, determines, in its sole discretion, that no successor index is available at such time, then the Calculation Agent will determine the closing price of the underlying shares for such date. The closing price will be computed by the Calculation Agent in accordance with the formula for calculating such share underlying index last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the relevant exchange on such date of each security most recently constituting the share underlying index without any rebalancing or substitution of such securities following such discontinuance. Following any determination that no successor index is available, the Calculation Agent will not compute the trading price on any trading day on an intra-day basis and will instead rely on the closing price as computed by the Calculation Agent for the purpose of determining whether the price of the underlying shares decreases to or below the trigger level or rises to or above the trigger level, as applicable. Notwithstanding these alternative arrangements, discontinuance of the publication of the share underlying index may adversely affect the value of the securities linked to underlying shares.

Auto-Callable Securities Linked to Both Indices and Shares

If the applicable pricing supplement indicates that the securities are linked to both indices and shares, (i) the provisions under “Description of Auto-Callable Securities—Auto-Callable Securities Linked to Underlying Shares” will apply for calculations and determinations relating to the underlying shares of one or more common stocks or exchange-traded funds and (ii) the provisions under the other sections of “Description of Auto-Callable Securities” will apply for calculations and determinations relating to the underlying index or indices.

Trustee

The “Trustee” for each offering of securities issued under our Senior Debt Indenture will be The Bank of New York Mellon, a New York banking corporation (as successor Trustee to JPMorgan Chase Bank, N.A.).

We shall, or shall cause the Calculation Agent to, (i) provide written notice to the Trustee and to the Depositary of the amount of cash to be delivered with respect to the stated principal amount of each security, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the securities to the Trustee for delivery to the Depositary, as holder of the securities, on or prior to the maturity date. We expect such amount of cash will be distributed to investors on the maturity date in accordance with the standard rules and procedures of the Depositary and its direct and indirect participants. See “—Forms of Securities—Book-Entry Securities” or “—Forms of Securities—Certificated Securities” below.

Agent

Unless otherwise specified in the applicable pricing supplement, the “agent” for each underwritten offering of securities will be MS & Co.

Listing

The securities will not be listed on any securities exchange, unless otherwise specified in the applicable pricing supplement.

Calculation Agent and Calculations

The “Calculation Agent” for the securities will be MS & Co. As Calculation Agent, MS & Co. will determine the initial index value, the initial share price, the index closing value or the determination closing price on any determination date other than the final determination date, as applicable, the final index value or the final share price, as applicable, and the payment at maturity that we describe in the section of this product supplement called “Description of Auto-Callable Securities—Alternate Exchange Calculation in Case of an Event of Default” or “—Auto-Callable Securities Linked to Underlying Shares—Alternate Exchange Calculation in Case of an Event of Default,” as applicable.

All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the Trustee and us.

All calculations with respect to the payment at maturity, if any, and the trigger level for securities linked to a single underlying index or share will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to determination of the amount of cash payable per security will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate number of securities will be rounded to the nearest cent, with one-half cent rounded upward.

All calculations with respect to the payment at maturity, if any, and the trigger level for securities linked to multiple underlying indices or shares will be rounded to the nearest one billionth, with five ten-billionths rounded upward (e.g., .9876543215 would be rounded to .987654322); all dollar amounts related to determination of the amount of cash payable per security will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate number of securities will be rounded to the nearest cent, with one-half cent rounded upward.

Because the Calculation Agent is our affiliate, the economic interests of the Calculation Agent and its affiliates may be adverse to your interests as an owner of the securities, including with respect to certain determinations and judgments that the Calculation Agent must make. See “Description of Auto-Callable Securities—Discontinuance of Any Underlying Index; Alteration of Method of Calculation” or “—Auto-Callable Securities Linked to Underlying Shares—Discontinuance of the Underlying Shares of an Exchange-Traded Fund and/or Share Underlying Index; Alteration of Method of Calculation,” as applicable, and the definition of market disruption event under “Description of Auto-Callable Securities—General Terms of the Securities—Some Definitions” or “—Auto-

Callable Securities Linked to Underlying Shares—Some Definitions,” as applicable. MS & Co., as a registered broker-dealer, is required to maintain policies and procedures regarding the handling and use of confidential proprietary information, and such policies and procedures will be in effect throughout the term of the securities to restrict the use of information relating to the calculation of the final index value or the final share price, as applicable, prior to the dissemination of such information. MS & Co. is obligated to carry out its duties and functions as Calculation Agent in good faith and using its reasonable judgment.

Forms of Securities

As noted above, the securities are issued as part of our Series F medium-term note program. We will issue securities only in fully registered form either as book-entry securities or as certificated securities. References to “holders” mean those who own securities registered in their own names, on the books that we or the Trustee maintain for this purpose, and not those who own beneficial interests in securities registered in street name or in securities issued in book-entry form through one or more depositaries.

Book-Entry Securities.  For securities in book-entry form, we will issue one or more global certificates representing the entire issue of securities. Except as set forth in the accompanying prospectus under “Forms of Securities—Global Securities,” you may not exchange book-entry securities or interests in book-entry securities for certificated securities.

Each global security certificate representing book-entry securities will be deposited with, or on behalf of, the Depositary and registered in the name of the Depositary or a nominee of the Depositary. These certificates name the Depositary or its nominee as the owner of the securities. The Depositary maintains a computerized system that will reflect the interests held by its participants in the global securities. An investor’s beneficial interest will be reflected in the records of the Depositary’s direct or indirect participants through an account maintained by the investor with its broker/dealer, bank, trust company or other representative. A further description of the Depositary’s procedures for global securities representing book-entry securities is set forth under “Forms of Securities—The Depositary” in the accompanying prospectus. The Depositary has confirmed to us, the agent and each Trustee that it intends to follow these procedures.

Certificated Securities.  If we issue securities in certificated form, the certificate will name the investor or the investor’s nominee as the owner of the securities. The person named in the security register will be considered the owner of the securities for all purposes under the Senior Debt Indenture. For example, if we need to ask the holders of any issuance of securities to vote on a proposed amendment to such securities, the person named in the security register will be asked to cast any vote regarding that issuance of securities. If you have chosen to have some other entity hold the certificates for you, that entity will be considered the owner of your securities in our records and will be entitled to cast the vote regarding your securities. You may not exchange certificated securities for book-entry securities or interests in book-entry securities.

New York Law to Govern.  The securities will be governed by, and construed in accordance with, the laws of the State of New York.

Interest and Principal Payments

You should read the section called “Description of Debt Securities” in the accompanying prospectus, where we describe generally how principal and interest payments, if any, on the securities are made, how exchanges and transfers of the securities are effected and how fixed and floating rates of interest on the securities, if any, are calculated.

USE OF PROCEEDS AND HEDGING

The net proceeds we receive from the sale of the securities will be used for general corporate purposes and, in part, in connection with hedging our obligations under the securities through one or more of our subsidiaries. See also “Use of Proceeds” in the accompanying prospectus. The original issue price of the securities includes the agent’s commissions (as shown on the cover page of the applicable pricing supplement) paid with respect to the securities and the cost of hedging our obligations thereunder. The cost of hedging includes the projected profit that our subsidiaries expect to realize in consideration for assuming the risks inherent in managing the hedging transactions. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries’ control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss.

On or prior to the pricing date, we, through our subsidiaries or others, expect to hedge our anticipated exposure in connection with the securities by taking positions in the stocks constituting the underlying index or indices, in futures or options contracts on the underlying index or indices or any component stocks listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging and, if the securities are linked to underlying shares, by taking positions in the underlying shares, in options contracts on the underlying shares or positions in any other available securities or instruments that we may wish to use in connection with such hedging. Such purchase or sale activity on or prior to the pricing date could affect the value of the underlying index or indices or underlying shares, as applicable, and therefore adversely affect the value at which such underlying index or indices or underlying shares, as applicable, must close before you receive upon an early redemption or at maturity a payment that exceeds the stated principal amount of the securities. In addition, through our subsidiaries, we are likely to modify our hedge position throughout the life of the securities, including on the determination dates, by purchasing and selling the stocks constituting the underlying index or indices, futures or options contracts on the underlying index or indices or any component stocks listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities and, if the securities are linked to underlying shares, by purchasing and selling the underlying shares, options contracts relating to the underlying shares or any other available securities or instruments that we may wish to use in connection with such hedging activities, including by purchasing or selling any such securities or instruments on one or more determination dates. We cannot give any assurance that our hedging activities will not affect the value of the underlying index or indices or underlying shares, as applicable, and, therefore, adversely affect the value of the securities or the payment you will receive at maturity, if any.

AUTO-CALLABLE SECURITIES OFFERED ON A GLOBAL BASIS

If we offer the securities on a global basis, we will so specify in the applicable pricing supplement. The additional information contained in the accompanying prospectus under “Securities Offered on a Global Basis through the Depositary—Book-Entry, Delivery and Form” and “—Global Clearance and Settlement Procedures” will apply to every offering on a global basis. The additional provisions described under “Securities Offered on a Global Basis through the Depositary—Tax Redemption” and “—Payment of Additional Amounts” will apply to securities offered on a global basis only if we so specify in the applicable pricing supplement.

BENEFIT PLAN INVESTOR CONSIDERATIONS

Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our subsidiaries and affiliates, including MS & Co., may each be considered “parties in interest” within the meaning of ERISA or “disqualified persons” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”) with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also “Plans”). ERISA Section 406 and Code Section 4975 generally prohibit transactions between Plans and parties in interest or disqualified persons. Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the securities are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the securities are acquired pursuant to an exemption from the “prohibited transaction” rules. A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction, and provided further that the Plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption). There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the securities.

Because we may be considered a party in interest with respect to many Plans, the securities may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the securities will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding thereof that either (a) it is not a Plan or a Plan Asset Entity, is not purchasing such securities on behalf of or with “plan assets” of any Plan or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding or disposition are not prohibited by ERISA or Section 4975 of the Code or any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

Each purchaser and holder of the securities has exclusive responsibility for ensuring that its purchase, holding and disposition of the securities do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law. The sale of any of the securities to any Plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

UNITED STATES FEDERAL TAXATION

The following is a general discussion of the material U.S. federal income tax consequences and certain estate tax consequences of ownership and disposition of the securities.

The discussion below assumes that the securities will not pay any stated interest. The U.S. federal tax consequences of an investment in securities that provide for stated interest will be set forth in the applicable pricing supplement.

This discussion applies only to initial investors in the securities who:

•
purchase the securities at their “issue price,” which will equal the first price at which a substantial amount of the securities is sold to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers); and

•	will hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

Subject to any additional discussion in the applicable pricing supplement, it is expected, and the discussion below assumes, that, for U.S. federal income tax purposes, the issue price of a security is equal to its stated issue price indicated in the applicable pricing supplement.

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

•	certain financial institutions;
•	insurance companies;
•	certain dealers and traders in securities, commodities or foreign currencies;
•	investors holding the securities as part of a hedging transaction, “straddle,” wash sale, conversion transaction, integrated transaction, or constructive sale transaction;
•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;
•	partnerships or other entities classified as partnerships for U.S. federal income tax purposes;
•	regulated investment companies;
•	real estate investment trusts;
•	tax-exempt entities, including “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively; or
•	persons subject to the alternative minimum tax.

As stated above, this discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances. For example, an investor who has made an investment in another security the return on which is based on or linked to the performance of any stock, index (including any component thereof) or exchange-traded fund (or its underlying assets) underlying a Bear Market security should discuss with its tax advisers the U.S. federal income tax consequences of an investment in a Bear Market security (including the potential application of the “straddle” rules).

As the law applicable to the U.S. federal income taxation of instruments such as the securities is technical and complex, the discussion below necessarily represents only a general summary. Moreover, the effect of any applicable state, local or foreign tax laws is not discussed.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date of this product supplement may affect the tax consequences described herein. Persons considering the purchase of the securities should consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

This discussion is subject to any additional discussion regarding U.S. federal income taxation contained in the applicable pricing supplement. Accordingly, you should also consult the applicable pricing supplement for any additional discussion of U.S. federal income taxation with respect to the specific securities offered thereunder.

General

Except as otherwise provided in the applicable pricing supplement and based on certain representations that will be confirmed at or prior to the pricing date with respect to each offering, under current law, each security should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. Due to the absence of statutory, judicial or administrative authorities that directly address the tax treatment of the securities or instruments that are similar to the securities for U.S. federal income tax purposes, no assurance can be given that the Internal Revenue Service (the “IRS”) or the courts will agree with the treatment described herein. Accordingly, you should consult your tax advisers regarding all aspects of the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments of the securities) and with respect to any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction. Unless otherwise stated, the following discussion is based on the treatment of each security as described above.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder. As used herein, the term “U.S. Holder” means a beneficial owner of a security that is, for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;
•
a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

The term “U.S. Holder” also includes certain former citizens and residents of the United States.

Tax Treatment of the Securities

Tax Treatment Prior to Settlement.  A U.S. Holder should not be required to recognize taxable income over the term of the securities prior to settlement, other than pursuant to a sale or exchange as described below.

Tax Basis. A U.S. Holder’s tax basis in the securities should equal the amount paid by the U.S. Holder to acquire the securities.

Sale, Exchange or Settlement of the Securities. Upon a sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or settlement and the U.S. Holder’s tax basis in the securities sold, exchanged or settled. Subject to the discussion below regarding the possible application of Section 1258 of the Code, any gain or loss recognized should be long-term capital gain or loss if the U.S. Holder has held the securities for more than one year at the time of the sale, exchange or settlement, and short-term capital gain or loss otherwise.

Possible Application of Section 1258 of the Code

It is possible that an investment in the securities could be treated as a “conversion transaction” under Section 1258 of the Code.  A conversion transaction is a transaction marketed or sold as producing capital gains and from which substantially all of the taxpayer’s expected return is attributable to the time value of the taxpayer’s net investment.  If an investment in the securities were treated as a conversion transaction, the gain from the sale, exchange or settlement of the securities would be treated as ordinary income to the extent of the “applicable imputed income amount.”  The “applicable imputed income amount” is an amount equal to the amount of interest that would have accrued on the taxpayer’s net investment in the conversion transaction (i.e., the amount paid by the U.S. Holder to acquire the securities) for the period ending on the date of sale, exchange or settlement at a rate equal to 120 percent of the applicable federal rate.  Unless otherwise provided in the applicable pricing supplement, Section 1258 of the Code should not apply to the securities.  U.S. Holders should consult their tax advisers regarding the possible application of Section 1258 of the Code to the securities.

Possible Alternative Tax Treatments of an Investment in the Securities

Due to the absence of authorities that directly address the proper tax treatment of the securities, no assurance can be given that the IRS will accept, or that a court will uphold, the tax treatment described above. The IRS could, for instance, seek to treat a security as a debt instrument. The risk that buffered securities would be recharacterized, for U.S. federal income tax purposes, as debt instruments giving rise to ordinary income, rather than as open transactions, is higher than with non-buffered equity-linked securities.

If a security that matures (after taking into account the last possible date that the security could be outstanding under its terms) more than one year from its date of issuance were treated as a debt instrument, it would be subject to Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”).  If the IRS were successful in asserting that the Contingent Debt Regulations applied to the securities, the timing and character of income thereon would be significantly affected. Among other things, a U.S. Holder would be required to accrue into income original issue discount (“OID”) on the securities every year at a “comparable yield” determined at the time of their issuance. Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale or other disposition of the securities would generally be treated as ordinary income, and any loss realized would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of OID, and as capital loss thereafter.

In addition, the IRS could seek to treat a security that matures (after taking into account the last possible date that the security could be outstanding under its terms) one year or less from its date of issuance (a “Short-term security”) as a short-term debt obligation. Under such a treatment, the timing and character of income thereon would be significantly affected. Among other things, gain realized by a U.S. Holder upon settlement of a Short-term security would be treated as ordinary income. In addition, such a security would be treated as issued with OID. Moreover, (1) gain recognized by a U.S. Holder upon the sale or other disposition of the Short-term security would be treated as ordinary income to the extent of any accrued OID, and (2) accrual-method U.S. Holders (and cash-method U.S. Holders that elect to apply an accrual method of tax accounting to the Short-term security) might be required to accrue into income OID over the term of the Short-term security before maturity. However, the amount of accrued OID would be unclear because the amount payable at maturity of the Short-term security would not be known as of the issue date. U.S. Holders should consult their tax advisers with respect to the U.S. federal income tax treatment of a Short-term security.

Even if the Contingent Debt Regulations or short-term debt treatment do not apply to the securities, other alternative U.S. federal income tax treatments of the securities are possible, which, if applied, could significantly affect the timing and character of the income or loss with respect to the securities. In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. Accordingly, prospective investors should consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including the possible implications of this notice.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of payments on the securities and the proceeds from a sale, exchange or other disposition of the securities, unless a U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number, and otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is furnished to the IRS.  In addition, information returns may be filed with the IRS in connection with payments on the securities and the proceeds from a sale, exchange or other disposition of the securities, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder. As used herein, the term “Non-U.S. Holder” means a beneficial owner of a security that is for U.S. federal income tax purposes:

•	an individual who is classified as a nonresident alien;
•	a foreign corporation; or
•	a foreign estate or trust.

The term “Non-U.S. Holder” does not include any of the following holders:

•
a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

•	certain former citizens or residents of the United States; or
•	a holder for whom income or gain in respect of the securities is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in a security.

Tax Treatment upon Sale, Exchange or Settlement of the Securities

Unless otherwise provided in the applicable pricing supplement, each security should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes as described above and the discussion herein assumes such treatment.

Subject to the discussion on backup withholding, the possible application of Section 871(m) and the discussion below under “—Legislation Affecting Certain Non-U.S. Holders,” a Non-U.S. Holder of the securities will not be subject to U.S. federal income or withholding tax in respect of amounts paid to the Non-U.S. Holder.

If all or any portion of a security were recharacterized as a debt instrument, any payment made to a Non-U.S. Holder with respect to the securities would not be subject to U.S. federal withholding tax, provided that:

•	the Non-U.S. Holder does not own, directly or by attribution, ten percent or more of the total combined voting power of all classes of our stock entitled to vote;
•	the Non-U.S. Holder is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership;
•	the Non-U.S. Holder is not a bank receiving interest under Section 881(c)(3)(A) of the Code; and
•	the certification requirement described below has been fulfilled with respect to the beneficial owner.

Certification Requirement. The certification requirement referred to in the preceding paragraph will be fulfilled if the beneficial owner of a security (or a financial institution holding the securities on behalf of the beneficial owner) furnishes to the applicable withholding agent an IRS Form W-8BEN on which the beneficial owner certifies under penalties of perjury that it is not a U.S. person.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Among the issues addressed in the notice is the degree, if any, to which any income with respect to “prepaid forward contracts” and similar instruments should be subject to U.S. withholding tax. While it is not clear whether the securities would be viewed as similar to the prepaid forward contracts described in the notice, it is possible that any Treasury regulations or other guidance issued after consideration of this issue could materially and adversely affect the withholding tax consequences of ownership and disposition of the securities, possibly on a retroactive basis. Non-U.S. Holders should note that we currently do not intend to withhold on any of the payments made with respect to the securities to Non-U.S. Holders (subject to compliance by such holders with the certification requirement described above). However, in the event of a change of law or any formal or informal guidance by the IRS, the U.S. Treasury Department or Congress, we may decide to withhold on payments made with respect to the securities to Non-U.S. Holders and we will not be required to pay any additional amounts with respect to amounts withheld. Accordingly, Non-U.S. Holders should consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including the possible implications of the notice referred to above.

Possible Application of Section 871(m) of the Code

Since the settlement payment with respect to a security could be determined by reference to a “total return index” that reflects a notional reinvestment of dividends, or certain adjustments could be made to reflect payments of extraordinary dividends with respect to an underlying, it is possible that Section 871(m) of the Code could apply to the securities.  If Section 871(m) of the Code were to apply, the settlement payment would be treated, in whole or in part, as a “dividend equivalent” from sources within the United States.  In that case, a Non-U.S. Holder would be subject to withholding tax at a rate equal to 30%, or a lesser rate pursuant to an applicable tax treaty, with respect to the dividend equivalent amounts.  Because the IRS and the U.S. Treasury Department have not issued any guidance on the scope and application of Section 871(m) of the Code, we currently do not intend to withhold on payments to Non-U.S. Holders with respect to the securities (subject to compliance by such holders with the certification requirement described above).  If, however, withholding is required as a result of any future guidance from the IRS and the U.S. Treasury Department, we will not be required to pay any additional amounts with respect to amounts so withheld.  Unless otherwise provided in the applicable pricing supplement, due to the lack of governing authority, our counsel is expected to be unable to opine as to whether or how Section 871(m) of the Code applies to the securities.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, the securities are likely to be treated as U.S. situs property subject to U.S. federal estate tax. Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the securities.

Backup Withholding and Information Reporting

Information returns may be filed with the IRS in connection with the payment on the securities at maturity as well as in connection with the proceeds from a sale, exchange or other disposition of the securities. A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption. Compliance with the certification procedures described above under “―Tax Treatment upon Sale, Exchange or Settlement of the Securities” will satisfy the certification requirements necessary to avoid backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is furnished to the IRS.

Legislation Affecting Certain Non-U.S. Holders

The Hiring Incentives to Restore Employment Act of 2010 generally imposes withholding of 30% on payments to certain foreign entities (including financial intermediaries) with respect to certain financial instruments issued after March 18, 2012, unless various U.S. information reporting and due diligence requirements (that are in addition to, and potentially significantly more onerous than, the requirement to deliver an IRS Form W-8BEN, as discussed above) have been satisfied. Pursuant to published guidance from the IRS and the U.S. Treasury Department, this legislation applies to payments of interest and dividends made after December 31, 2013 and payments of gross proceeds made after December 31, 2014. The extent to which this legislation applies to the securities is not clear. If the securities were recharacterized as debt instruments, as described above in “—Tax Consequences to U.S. Holders—Possible Alternative Tax Treatments of an Investment in the Securities,” or if any payment on a security, in whole or in part, were treated as a “dividend equivalent” from sources within the United States, as described above in “—Tax Consequences to Non-U.S. Holders—Possible Application of Section 871(m) of the Code,” this legislation could apply to certain amounts realized upon a sale, exchange or settlement of a security issued after March 18, 2012. If withholding is required, we will not be required to pay any additional amounts with respect to any amounts withheld. Non-U.S. Holders should consult their tax advisers regarding the possible implications of this legislation for their investment in the securities.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We are offering the securities as part of our Series F medium-term notes on a continuing basis through MS & Co., which we refer to as the “agent.” We may also use other agents that will be named in the applicable pricing supplement. The agent has, or will have, agreed to use reasonable efforts to solicit offers to purchase the securities. We will have the sole right to accept offers to purchase the securities and may reject any offer in whole or in part. The agent may reject, in whole or in part, any offer it solicited to purchase the securities. We will pay the agent, in connection with sales of the securities resulting from a solicitation the agent made or an offer to purchase the agent received, a commission that will be specified in the applicable pricing supplement.

We may also sell the securities to the agent as principal for its own account at discounts to be agreed upon at the time of sale as disclosed in the applicable pricing supplement. The agent may resell the securities to investors and other purchasers at a fixed offering price or at prevailing market prices, or prices related thereto at the time of resale or otherwise, as the agent determines and as we will specify in the applicable pricing supplement. The agent may offer the securities it has purchased as principal to Morgan Stanley Smith Barney LLC (“MSSB”) as selected dealer, or to other dealers, including Morgan Stanley & Co. International plc (“MSIP”) and Bank Morgan Stanley AG. MSSB, MSIP and Bank Morgan Stanley AG are affiliates of Morgan Stanley. The agent may sell the securities to any dealer at a discount and, unless otherwise specified in the applicable pricing supplement, the discount allowed to any dealer will not be in excess of the discount the agent will receive from us. After the initial public offering of securities that the agent is to resell on a fixed public offering price basis, the agent may change the public offering price, concession, discount and other selling terms from time to time.

The agent may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended. We and the agent have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act, or to contribute to payments made in respect of those liabilities. We have also agreed to reimburse the agent for specified expenses.

Unless otherwise provided in the applicable pricing supplement, we do not intend to apply for the listing of the securities on a national securities exchange. The agent may make a market in the securities as applicable laws and regulations permit. The agent is not obligated to do so, however, and the agent may discontinue making a market at any time without notice. No assurance can be given as to the liquidity of any trading market for the securities.

MS & Co. is our wholly-owned subsidiary. The agent will conduct each offering of the securities in compliance with the requirements of the FINRA Rule 5121 regarding a FINRA member firm’s distributing the securities of an affiliate and related conflicts of interest. In accordance with FINRA Rule 5121, no agent or dealer that is an affiliate of ours will make sales in this offering to any discretionary account without the prior written approval of the customer. Following the initial distribution of the securities, the agent may offer and sell those securities in the course of its business as a broker-dealer. The agent may act as principal or agent in those transactions and will make any sales at varying prices related to prevailing market prices at the time of sale or otherwise. The agent may use this product supplement in connection with any of those transactions. The agent is not obligated to make a market in any of the securities and may cease to make a market at any time without notice.

In order to facilitate the offering of the securities, the agent may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or of the securities that constitute the underlying index or indices or, if the securities are linked to underlying shares, of underlying shares or the individual stocks underlying the share underlying index. Specifically, the agent may sell more securities than it is obligated to purchase in connection with the offering, creating a naked short position for its own account. The agent must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the agent is concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the agent may bid for, and purchase, these securities or the securities that constitute the underlying index or indices or, if the securities are linked to underlying shares, underlying shares or the individual stocks underlying the share underlying index in the open market to stabilize the price of the securities or of such underlying securities. Finally, in any offering of the securities through a syndicate of underwriters or dealer group, the agent acting on behalf of the underwriting syndicate or for itself may also reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering, if the agent repurchases previously distributed securities to cover syndicate short positions or to stabilize the price of the securities. Any of these activities may raise or maintain the market price of the securities above independent market levels or prevent or retard a decline in the market price of the securities. The agent is not required to engage in these activities, and may end any of these activities at any time.

Concurrently with the offering of the securities through the agent, we may issue other debt securities under the indenture referred to in this product supplement similar to those described in this product supplement. Those debt securities may include other Series F medium-term notes and medium-term notes under our Series G and Series H prospectus supplement, which we refer to as “Euro medium-term notes.”  The other Series F medium-term notes and the Euro medium-term notes may have terms substantially similar to the terms of the securities offered under this product supplement. The Euro medium-term notes may be offered concurrently with the offering of the securities, on a continuing basis outside the United States by us, under a distribution agreement with Morgan Stanley & Co. International plc, as agent for us. The terms of that distribution agreement, which we refer to as the Euro Distribution Agreement, are substantially similar to the terms of the distribution agreement for a U.S. offering, except for selling restrictions specified in the Euro Distribution Agreement.

The agent or an affiliate of the agent will enter into a hedging transaction with us in connection with each offering of securities. See “Use of Proceeds and Hedging” above.

With respect to each issuance of securities, we expect to deliver the securities against payment therefor in New York, New York on the original issue date (settlement date) specified in the applicable pricing supplement. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, if the original issue date for any issuance of securities is more than three business days after the pricing date, purchasers who wish to trade the securities more than three business days prior to the original issue date will be required to specify alternative settlement arrangements to prevent a failed settlement.

Auto-Callable Securities Offered on a Global Basis

If the applicable pricing supplement indicates that any of our securities will be offered on a global basis, those registered global securities will be offered for sale in those jurisdictions outside of the United States where it is legal to make offers for sale of those securities.

The agent has represented and agreed, and any other agent through which we may offer any securities on a global basis will represent and agree, that it will comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers, sells or delivers the securities or possesses or distributes the applicable pricing supplement, this product supplement, any accompanying index supplement or the accompanying prospectus and will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the securities under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes purchases, offers or sales of the securities, and we shall not have responsibility for the agent’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

With respect to sales in any jurisdictions outside of the United States of such securities offered on a global basis, purchasers of any such securities may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the issue price set forth on the cover page of the applicable pricing supplement.

General

No action has been or will be taken by us, the agent or any dealer that would permit a public offering of the securities or possession or distribution of any pricing supplement or this product supplement, any accompanying index supplement or the accompanying prospectus in any jurisdiction, other than the United States, where action for that purpose is required. No offers, sales or deliveries of the securities, or distribution of any pricing supplement or this product supplement, any accompanying index supplement and the accompanying prospectus or any other offering material relating to the securities, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, any agent or any dealer.

The agent has represented and agreed, and each dealer through which we may offer the securities has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the securities or possesses or distributes any pricing supplement, this product supplement, any accompanying index supplement and the accompanying prospectus and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the securities under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the securities. We shall not have responsibility for any agent’s or any dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

Brazil

The securities have not been and will not be registered with the Comissão de Valores Mobiliários (The Brazilian Securities Commission). The securities may not be offered or sold in the Federative Republic of Brazil except in circumstances which do not constitute a public offering or distribution under Brazilian laws and regulations.

Chile

The securities have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the securities or distribution of this product supplement, any accompanying index supplement or the accompanying prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

Hong Kong

WARNING: The contents of this product supplement, any accompanying index supplement and the accompanying prospectus have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this product supplement, any accompanying index supplement or the accompanying prospectus, you should obtain independent professional advice.

None of this product supplement, any accompanying index supplement, the accompanying prospectus and their contents have been reviewed by any regulatory authority in Hong Kong. Accordingly, no person may issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the securities, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the applicable securities law of Hong Kong) other than with respect to the securities which are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Chapter 571 of Hong Kong) and any rules made under that Ordinance.

Mexico

The securities have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico. This product supplement, any accompanying index supplement and the accompanying prospectus may not be publicly distributed in Mexico.

Singapore

None of this product supplement, any accompanying index supplement and the accompanying prospectus have been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, none of this product supplement, any accompanying index supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA. Where securities are subscribed or purchased under Section 275 by a relevant person which is:

(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interests (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 except:

(1)  to an institutional investor (for corporations under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

(2)  where no consideration is or will be given for the transfer; or

(3)  where the transfer is by operation of law.